UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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EXPLANATORY NOTE

Lockheed Martin Corporation is filing the attached revised Definitive Proxy Statement on Schedule 14A to correct inadvertent printing errors. These include, under the caption “Audit Committee Report” on page 19 of the original Definitive Proxy Statement, two references to David B. Burritt as a member of the Audit Committee. The second reference to Mr. Burritt should have been to Douglas H. McCorkindale, who, as indicated on page 17, is a member of the Audit Committee. On page 42, the references in the definitions of “Graded Vesting” and “Cliff Vesting” to 2008 should refer to 2009 options and RSUs. The revised filing includes the entire revised Definitive Proxy Statement text.

Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

Robert J. Stevens

Chairman and Chief Executive Officer

March 12, 2010

Dear Fellow Stockholders:

On behalf of the Board of Directors, I would like to invite you to attend our 2010 Annual Meeting of Stockholders. We will meet on Thursday, April 22, 2010, at 10:30 a.m. Central Daylight Time, at the Lockheed Martin Aeronautics Company, Aeronautics Visitor Center (AVC), 1 Lockheed Boulevard, Fort Worth, Texas 76108. Prior to the meeting, you are invited to join the Board and senior management at a reception at 10:00 a.m. If you cannot attend, you may listen to a webcast of the Annual Meeting through our website, http://www.lockheedmartin.com/investor.

Our Lead Director, James R. Ukropina, is not eligible to stand for re-election due to the mandatory retirement provision in our Bylaws and will retire from the Board upon expiration of his term in April. Frank Savage has also decided not to stand for re-election this year and will retire on April 22. We are extremely grateful for their valuable contributions to our great Corporation and the Board. The independent directors of our Board have elected Douglas H. McCorkindale as our new Lead Director, effective April 22, 2010.

The Annual Meeting will include discussion and voting on the matters described in the accompanying notice and Proxy Statement. Whether or not you plan to attend, please be sure to vote your shares. You may vote your shares by returning the enclosed proxy card, or by following the instructions for Internet or telephone voting printed on the proxy card. If you plan to attend, please let us know by marking the appropriate box when you cast your vote.

Thank you for your continued support of Lockheed Martin. I look forward to seeing you in Fort Worth.

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought to the meeting. Any bags, briefcases, or packages will be required to be checked at the registration desk prior to entering the meeting room.

Sincerely,

Robert J. Stevens

LOCKHEED MARTIN CORPORATION

6801 Rockledge Drive

Bethesda, MD 20817

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, April 22, 2010

TIME	10:30 a.m. Central Daylight Time

PLACE	Lockheed Martin Aeronautics Company
Aeronautics Visitor Center (AVC)
1 Lockheed Boulevard
Fort Worth, Texas 76108

WEBCAST	You may listen to a live webcast of our Annual Meeting at http://www.lockheedmartin.com/investor. Listening to the webcast will not represent attendance at the Annual Meeting, and you will not be able to cast your vote through the live webcast.

ITEMS OF BUSINESS	(1) Election of 11 director-nominees to serve on the Board for a one-year term ending at next year’s Annual Meeting;
(2) Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the 2010 fiscal year;
(3) Stockholder Proposal to require the Corporation to provide a written report to stockholders on certain information relating to the Corporation’s space-based weapons program; and
(4) Consideration of any other matters that may properly come before the meeting.

RECORD DATE	Stockholders of record at the close of business on March 1, 2010, are entitled to vote at the Annual Meeting.

ANNUAL REPORT	We have enclosed our 2009 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

PROXY VOTING	It is important that you vote your shares, so that your shares are counted at the Annual Meeting. You may vote your shares by completing and returning the enclosed proxy card, or by following the instructions printed on the proxy card or contained in the Proxy Statement for Internet or telephone voting.

Lillian M. Trippett
Vice President, Corporate Secretary and
Associate General Counsel

March 12, 2010

i

ii

GENERAL INFORMATION

We are furnishing these proxy materials in connection with the solicitation of proxies, on behalf of your Board of Directors (the “Board”), to be voted at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. Lockheed Martin Corporation (the “Corporation”) is a Maryland corporation.

You are invited to attend our Annual Meeting on April 22, 2010, at 10:30 a.m., Central Daylight Time, at the Lockheed Martin Aeronautics Company, Aeronautics Visitor Center (AVC), 1 Lockheed Boulevard, Fort Worth, TX 76108. Directions to the meeting are provided in Appendix A-1.

We began mailing the notice, Proxy Statement, and proxy card (“proxy materials”) for the Annual Meeting and our 2009 Annual Report to Stockholders (“Annual Report”) on or about March 12, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 22, 2010: The Proxy Statement and Annual Report are available at http://www.lockheedmartin.com/investor.

Questions and Answers

Do I need a ticket to attend the Annual Meeting?

You will need both an admission ticket (or proof of ownership) and valid photo identification to attend the Annual Meeting. An admission ticket is attached to your proxy card. Please detach the ticket and bring it with you to the meeting. If you vote electronically through the Internet, you can print an admission ticket from the online site. If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid proxy from the owner of record to vote your shares. This will serve as your admission ticket.

A recent brokerage statement or letter from your broker showing that you owned Lockheed Martin stock (referred to as “common stock” or “stock”) in your account as of March 1, 2010 (the “Record Date”), also serves as an admission ticket.

If you do not have an admission ticket (or proof of ownership) and valid photo identification, you will not be admitted to the Annual Meeting. Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought to the meeting. Any bags, briefcases, or packages will be required to be checked at the registration desk prior to entering the meeting room.

Will the Annual Meeting be webcast?

Yes. We will webcast the Annual Meeting live on April 22, 2010. To access the webcast, go to http://www.lockheedmartin.com/investor at 10:30 a.m., Central Daylight Time, on April 22, 2010. Registration for the webcast is required. Stockholders who wish to access the webcast should pre-register on our website. Listening to our Annual Meeting webcast will not represent attendance at the meeting, and you will not be able to cast your vote as part of the live webcast.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock, at the close of business on March 1, 2010, are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 373,770,624 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Direct Invest, our dividend reinvestment and stock purchase plan, or through our employee benefit plans. Your proxy card shows the number of shares held in your account(s).

GENERAL INFORMATION

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “registered stockholder” of those shares. We mail the proxy materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the proxy materials and our Annual Report were forwarded to you by your broker, bank, or other nominee, who is considered the registered stockholder. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated in an employee benefit plan account will not receive a paper mailing and should review the information on procedures for employees on page 4.

What am I voting on and what are the Board’s voting recommendations?

Our stockholders will be voting on the following proposals which are described in more detail beginning on page 66:

Proposal	Description	Board’s Voting Recommendation
1	Election of director-nominees	FOR all nominees
2	Ratification of appointment of Ernst & Young LLP, independent registered public accounting firm	FOR this proposal
3	Stockholder Proposal to report on space-based weapons	AGAINST this proposal

Can other matters be decided at the Annual Meeting?

At the time the Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by your Board (who are named in your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who sign the proxy card.

What is the procedure for voting?

If your shares are registered in your name, you may vote using any of the methods described as follows. If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares.

Internet or By Telephone

Our Internet and telephone voting procedures for registered stockholders are designed to authenticate your identity, allow you to give your voting instructions, and confirm that those instructions are properly recorded.

You may access the Internet voting site at http://www.investorvote.com. Please have your proxy card in hand when you go online. You will receive instructional screen prompts to guide you through the voting process. You also will have an opportunity to confirm your voting selections before your vote is recorded.

You can vote by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will receive voice prompts to guide you through the process. You also will have an opportunity to confirm your voting selections before your vote is recorded.

GENERAL INFORMATION

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., Eastern Daylight Time, on April 22, 2010. If you vote on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. We recommend that you follow the voting instructions in the materials that you receive from your nominee.

By Mail

Simply mark, date, and sign the proxy card and return it in the postage-paid envelope provided.

If you want to vote in accordance with the Board’s recommendations, simply sign, date, and return the proxy card. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage-paid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

In person at the Annual Meeting

All registered stockholders may vote in person at the Annual Meeting. Voting your proxy electronically through the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legally valid proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and Securities and Exchange Commission (“SEC”) requirements for proxies.

Your vote is important. You can save us the expense of a second mailing by voting promptly, even if you plan to attend the Annual Meeting.

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

•	returning a signed proxy card with a later date;
•	entering a new vote electronically by the Internet or by telephone;
•	notifying the Corporate Secretary in writing at 6801 Rockledge Drive, Bethesda, MD 20817 before your original proxy is voted at the meeting; or
•	submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other nominee. You also may vote in person at the Annual Meeting if you obtain a legally valid proxy from the registered stockholder as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

GENERAL INFORMATION

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•	FOR the election of director-nominees.
•	FOR the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
•	AGAINST the stockholder proposal.
•	In the best judgment of the named proxy holders on other matters properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation’s 401(k) or defined contribution plans?

As a participant in one of the 401(k) or defined contribution plans, you may direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction card, by telephone, or electronically by the Internet. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of this Proxy Statement and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., Eastern Daylight Time, on April 19, 2010.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, a majority of the shares outstanding and entitled to vote as of March 1, 2010, must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, by telephone, or by mail. We will count abstentions and broker non-votes for purposes of determining whether a quorum exists at the meeting.

Will my shares be voted if I don’t provide my proxy or instruction form?

Registered Stockholders: If your shares are registered in your name, your shares will not be voted unless you provide a proxy, voting instructions by Internet or by telephone, or vote in person at the Annual Meeting.

Plan Participants: If you are a participant in one of the 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Beneficial Owners: If you hold shares through an account with a bank, broker, or other nominee, and you do not provide voting instructions, your shares still may be voted on certain matters as explained as follows.

Brokerage firms have authority under New York Stock Exchange (“NYSE”) rules to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 is considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on this routine matter, your broker may vote the shares on your behalf.

The election of directors and the stockholder proposal are not considered routine matters by the NYSE. Because of a change in the NYSE rules on broker discretionary voting in director elections that is effective for the first time this year, your broker cannot vote on the election of directors unless you provide voting instructions to your broker. Shares for which a broker is not authorized to vote are known as “broker non-votes.”

GENERAL INFORMATION

A broker non-vote on the election of directors and stockholder proposal will not result in a vote cast and will not be counted as a vote “For” or “Against” the election of directors and the stockholder proposal. We strongly encourage you to submit your proxy and exercise your rights as a stockholder to vote on these matters.

What are the voting requirements to elect directors and approve each of the proposals?

The affirmative vote of a majority of the votes cast, if a quorum is present, is required to take or authorize action upon the election of directors or upon any other matter that properly may come before the meeting, unless applicable law or our Charter or Bylaws provide otherwise for a particular matter. The voting requirements are as follows:

Proposal	Description	Voting Requirements
1	Election of director-nominees	Majority of votes cast [1]
2	Ratification of appointment of Ernst & Young LLP, independent registered public accounting firm	Majority of votes cast
3	Stockholder Proposal to report on space-based weapons program	Majority of votes cast

1 Under our Bylaws, to be elected at the Annual Meeting, a nominee for election as a director must receive more votes “FOR” his or her election than votes “AGAINST” his or her election. Any director in an uncontested election who fails to receive a majority of the votes cast will be required under the terms of our Corporate Governance Guidelines to offer his or her resignation for consideration by our Nominating and Corporate Governance Committee (“Governance Committee”) and acceptance or rejection by the Board. See “Corporate Governance – Majority Voting Policy for Uncontested Director Elections” on page 13.

Although fewer nominees are named than the number fixed by the Charter and Bylaws, proxies cannot be voted for a greater number of persons than the number of nominees named. Eleven individuals rather than twelve have been nominated because the process of identifying qualified candidates is ongoing. Candidates identified after the 2010 Annual Meeting will be considered by the Board as nominees to serve until the 2011 Annual Meeting.

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the meeting, and an abstention is not counted as a vote cast. An abstention has no effect for the vote for each director-nominee, the ratification of the appointment of Ernst & Young LLP, and the votes on the stockholder proposal.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election for the 2010 Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099, or account statements.

If you are eligible for householding, but receive multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A., Shareholder Relations, P.O. Box 43078, Providence, RI 02940-3078, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders

GENERAL INFORMATION

and wish to receive a separate Annual Report or Proxy Statement in the future, please contact Computershare Trust Company, N.A. as indicated above. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758, or by accessing the Corporation’s website at http://www.lockheedmartin.com/investor. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at http://www.lockheedmartin.com/investor. Subject to the “householding” discussion above, all stockholders will receive paper copies of the Proxy Statement, proxy card, and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered or beneficial stockholder, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at http://www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are located at this website.

Most active employees who participate in the Corporation’s savings plans will receive an email notification announcing Internet availability of the Annual Report and Proxy Statement. A paper copy will not be provided unless requested by the employee.

Who pays for the cost of this proxy solicitation?

The Corporation pays for the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by mail, telephone, Internet, or in person. We may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records at a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet, or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal for the Annual Meeting of Stockholders in 2011?

Any stockholder who wishes to submit a proposal for consideration at the 2011 Annual Meeting and for inclusion in the 2011 Proxy Statement should send their proposal to:

Lockheed Martin Corporation

Attention: Vice President and Corporate Secretary

6801 Rockledge Drive

Bethesda, MD 20817.

GENERAL INFORMATION

Proposals must be received no later than November 12, 2010, and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the Proxy Statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2011 Annual Meeting.

Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the Annual Meeting that is not included in our Proxy Statement and on the proxy card, including any proposal for the nomination of a director for election. To be properly brought before the 2011 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of October 13, 2010 and November 12, 2010, inclusive. A notice of a stockholder proposal must contain information required by our Bylaws about the matter to be brought before the meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. Waiver of these requirements by us in a particular instance does not constitute a waiver applicable to any other stockholder proposal, nor does it obligate us to waive the requirements for future submissions. A list of the information which is required to be included in a stockholder proposal may be found in Section  1.10 of our Bylaws at http://www.lockheedmartin.com/investor.

How can I contact the Corporation’s non-management directors?

Stockholders may communicate confidentially with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by contacting:

Lead Director

or

Non-Management Directors

Lockheed Martin Corporation

6801 Rockledge Drive, MP 220

Bethesda, MD 20817.

Our Vice President and Corporate Secretary reviews all correspondence sent to the Board. The Board has authorized our Vice President and Corporate Secretary to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls, or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation’s website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at http://www.lockheedmartin.com/investor. Our website contains information about our Board, Board committees, Charter and Bylaws, Code of Ethics and Business Conduct and Corporate Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to:

Investor Relations

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

At Lockheed Martin, ethics is part of our history and culture. We are committed to ethical behavior in all that we do. This commitment is reflected in our vision statement “Powered by Innovation, Guided by Integrity, We Help Our Customers Achieve Their Most Challenging Goals,” and our value statements: “Do What’s Right;” “Respect Others;” and “Perform with Excellence.”

We have had a code of conduct in place since the Corporation was formed in 1995, well before codes became fashionable or required for stock exchange listing. We and our heritage companies were among the first in the aerospace and defense industry to adopt an ethics code.

Our Code of Ethics and Business Conduct, “Setting the Standard,” applies to all directors, officers, and employees. It sets forth our policies and expectations on a number of topics, including our commitment to good citizenship and integrity, promoting a positive and safe work environment, transparency in our public disclosures, avoiding conflicts of interest, confidentiality, preservation and use of company assets, compliance with laws (including insider trading laws), and business ethics. Building on our long history of commitment to the highest standard of ethical conduct, in 2009, “Setting the Standard” was revised and reprinted for the ninth time.

We maintain a toll-free ethics help line for employees as a means of raising concerns or seeking advice. The help line is available to all employees worldwide, 7 days a week, 24 hours a day. Employees using the help line may choose to remain anonymous. All help line inquiries are forwarded to the Corporation’s Office of Ethics and Business Conduct. Our Ethics Office is headed by our Vice President – Ethics and Business Conduct who reports directly to the Chief Executive Officer (“CEO”) and the Ethics and Corporate Responsibility Committee of the Board. Any matters reported to our Ethics Office, whether through the help line or otherwise, involving accounting, internal control or audit matters, or any allegations of fraud involving management or persons who have a significant role in the Corporation’s internal controls, are reported directly to the Audit Committee.

Our directors and employees participate in annual ethics training, which consists of a live training session. We devote significant resources to our business conduct compliance training program. In 2009, our employees completed in excess of 660,000 on-line business conduct compliance training modules.

“Setting the Standard” is posted on our website at http://www.lockheedmartin.com/investor. Printed copies of our Code may be obtained, without charge, by contacting Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817. In 2009, there were no waivers from any provisions of our Code or amendments applicable to any director or executive officer. We intend to disclose any such waivers or amendments promptly to our stockholders by posting on our website.

Corporate Governance Guidelines

Lockheed Martin is committed to maintaining and practicing the highest standards of ethics and corporate governance. The Board has adopted Corporate Governance Guidelines that describe the framework within which the Board and its Committees oversee the governance of the Corporation. The current Corporate Governance Guidelines are posted at http://www.lockheedmartin.com/investor.

The Corporate Governance Guidelines contain the Board’s views on a number of governance topics that reflect our commitment to, and appreciation of, the importance of good governance in protecting and enhancing stockholder value. The Governance Committee of the Board regularly assesses our governance practices in light of new or emerging trends and practices.

Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board and director responsibilities; the role and responsibilities of the Lead Director; a comprehensive Code of Ethics and Business Conduct; director nomination procedures and qualifications; director independence standards; a policy for the review, approval, and ratification of related person transactions; procedures for annual evaluations of the Board, its committees, and directors; director stock ownership; and a clawback policy for executive incentive compensation.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines set forth the Board’s expectation that any director-nominee who fails to receive a majority of the votes cast for election would submit his or her resignation to the Board and provide procedures for the Board to use in considering whether to accept or reject the resignation.

Described as follows are some of the significant corporate governance practices that have been instituted by the Board.

Role of the Board of Directors

The Board plays an active role in overseeing management and representing the interests of stockholders. Directors are expected to attend all Board meetings, the meetings of committees on which they serve, and the Annual Meeting. Directors are regularly consulted for advice and counsel between formal meetings.

In 2009, the Board met a total of eight times. With the exception of Mr. Loy, all directors attended at least 75% of the total board and committee meetings to which they were assigned. Mr. Loy’s attendance dropped to 73% as a result of a prior commitment which prevented him from attending a special board meeting called with 48 hours’ notice in October 2009. All directors attended the 2009 Annual Meeting.

Lead Director

The Board regularly reviews its leadership structure in light of the Corporation’s then current needs, governance trends, internal assessments of Board effectiveness, and other factors. In the fourth quarter of 2009, the Board amended our Bylaws and Corporate Governance Guidelines to create the new position of “Lead Director.” The Board now elects one of the independent directors to serve as the Lead Director by the affirmative vote of the directors who have been determined to be “independent” for purposes of the NYSE requirements. The responsibilities of the Lead Director are to:

•

Preside as Chair at executive sessions of the non-management members of the Board or executive sessions of the independent directors, or when the Chairman of the Board is ill, absent, incapacitated or otherwise unable to carry out the duties of Chairman of the Board;

•

Determine the frequency and timing of executive sessions of non-management directors and report to the Chairman and CEO on all relevant matters arising from those sessions, and invite the Chairman and CEO to join the executive session for further discussion as appropriate;

•	Consult with the Chairman and CEO and committee chairs regarding the topics and schedules of the meetings of the Board and committees;

•	Review all Board and committee agendas and provide input to management on the scope and quality of information sent to the Board;

•	Assist with recruitment of director candidates and, along with the Chairman of the Board, extend the invitation to a potential candidate for a director to join the Board;

•	Act as liaison between the Board and management and among the directors and the committees of the Board;

•	Serve as ex-officio member of each committee if not otherwise a member of the committee;

•	Serve as the point of contact for stockholders and others to communicate with the Board;

•	Recommend to the Board and committees the retention of advisors and consultants who report directly to the Board; and

•	Perform all other duties as may be assigned by the Board from time to time.

Mr. Ukropina serves as the elected Lead Director. Prior to October 2009, Mr. Ukropina served as Presiding Director. The Presiding Director historically was the Chairman of the Governance Committee. The Lead Director position represents an evolution of the Presiding Director role with a couple of enhancements, separate election by the independent members of the Board and specifically enumerated and expanded responsibilities under the Bylaws. Mr. McCorkindale has been elected to succeed Mr. Ukropina as Lead Director, effective April 22, 2010.

CORPORATE GOVERNANCE

Positions of Chairman and Chief Executive Officer

The positions of Chairman and CEO currently are combined at Lockheed Martin. The Corporation’s policy as to whether the roles of the Chairman and CEO should be separate is to adopt the practice which best serves the Corporation’s needs at any particular time. The Board believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. In the past, the positions have been separated when deemed appropriate by the Board. This structure has proven especially useful to facilitate executive leadership training, succession, and orderly transitions. At present, the Board believes that its current structure effectively maintains independent oversight of management. The Board periodically reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of its regular review of the effectiveness of the Corporation’s governance structure.

Enterprise Risk Management

The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation’s major risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board.

Matters of risk management are brought to the attention of the Audit Committee by the Executive Vice President and Chief Financial Officer (“CFO”), who serves as the Corporation’s Chief Risk Officer, or by the Vice President, Internal Audit, who regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies and legal and regulatory requirements, as well as for potential weaknesses that could result in a failure of an internal control process. Management reviews and reports on potential areas of risk at the request of the Audit Committee or other members of the Board.

We have a number of risk identification and mitigation strategies. A panel of executives reviews all major proposals to ensure the technical and pricing structures are consistent with our tolerance for risk. Corporate management conducts reviews of ongoing business performance and financial results and future opportunities through the long-range planning process, executive management meetings and staff meetings. In addition, in order to ensure integration and dissemination of information about identified risks to management and throughout the Corporation, we have established an “umbrella” risk identification and mitigation committee (the Risk and Compliance Committee), composed of representatives of the direct reports to the Chairman and CEO and to the President and Chief Operating Officer (“COO”). This committee meets at least bi-monthly and reports to a risk council made up of the Executive Vice President and CFO, Senior Vice President and General Counsel, Vice President, Ethics and Business Conduct, and the Vice President of Internal Audit. At the request of the Audit Committee of the Board, the Risk and Compliance Committee has undertaken to survey our businesses to identify risks, analyze the probability of occurrence and impact to our business of those risks, and assess mitigation efforts.

Identifying and Evaluating Nominees for Directors

Each year, the Governance Committee recommends to the Board the slate of directors to serve as management’s nominees for election by the stockholders at the Annual Meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Governance Committee followed by the entire Governance Committee and the CEO. Director candidates may also be identified by stockholders and will be evaluated and considered by the Governance Committee in the same manner as other director candidates. The Corporation has utilized outside search firms, including Korn/Ferry International and Russell Reynolds Associates, to identify potential candidates. The current slate of nominees are all incumbent directors.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, care of the Vice President and Corporate Secretary, at 6801 Rockledge Drive, Bethesda, MD 20817. To be considered by the Board for nomination at the 2011 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of October 13, 2010 and November 12, 2010, inclusive.

CORPORATE GOVERNANCE

The information requirements for any stockholder proposal or nomination can be found in Section 1.10 of our Bylaws, at http://www.lockheedmartin.com/investor. A summary of the requirements can be found in the “General Information” section of this Proxy Statement on page 6. Self-nominations will not be considered. Proposed stockholder nominees are presented to the Chairman of the Governance Committee, who decides if further consideration should be given to the nomination by the Board.

Director Qualifications and Board Diversity

The Board seeks a diverse group of candidates who at a minimum possess the background, skills, expertise, and time to make a significant contribution to the Board, the Corporation, and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Corporation’s business and industry, independence of thought and an ability to work collegially. The Governance Committee also may consider the extent to which the candidate would fill a present need on the Board. The Governance Committee annually reviews and establishes the criteria for selection of director-nominees. The criteria used by the Governance Committee in nominating the current slate of director-nominees included the following:

•	Meets Bylaw age requirement.
•	Reflects highest personal and professional integrity.
•	Meets NYSE independence criteria.
•	Has relevant educational background.
•	Has exemplary professional background.
•	Has relevant past and current employment affiliation(s), Board affiliations, and experience.
•	Is free from conflicts of interest.
•	Is technology-proficient.
•	Has demonstrated effectiveness.
•	Possesses sound judgment.
•	Brings a diverse background.
•	Has adequate time to devote to Board responsibilities.
•	Represents the best interests of all stockholders.

As part of its annual assessment of Board effectiveness, the Board is asked to evaluate whether the Board has the right mix of general business expertise, skills, and expertise in areas vital to our success. Under our Bylaws, unless exempted by the Board, an individual is not eligible to be elected as a director for a term which expires after the Annual Meeting following the individual’s 72nd birthday.

Director-Nominees for Election at the Annual Meeting

There are 11 director-nominees for election to the Board at the Annual Meeting. Their biographical information starts on page 66. Each director-nominee currently serves as a director. Each director-nominee was recommended for nomination by the Governance Committee of the Board. The Governance Committee has determined that all the current director-nominees, except for Robert J. Stevens, our CEO, are independent under the listing standards of the NYSE and our Corporate Governance Guidelines. The background and specific qualifications of each director-nominee is discussed under the caption “Election of Directors” commencing on page 66.

The Board ratified the slate of director-nominees and recommends the stockholders vote for the election of all the individuals nominated by the Board.

CORPORATE GOVERNANCE

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders. In addition to the criteria listed above which the Board believes should be met by all director candidates, the Board believes it operates best when its membership reflects a diverse range of experiences and areas of expertise. To this end, the Board seeks to identify in each candidate areas of knowledge or experience that would expand or complement the Board’s existing expertise in overseeing a technologically advanced global security company. There is no set list of qualities or areas of expertise used by the Board in its analysis because the inquiry assesses what the particular candidate could bring to the Board in light of the then-current make-up of the Board. The traits identified with respect to the current director-nominees as qualifications to serve on the Board include:

Mr. Aldridge

•   Familiarity with core customer, including requirements for acquisition of products and services based on service as Secretary of the Air Force and Under Secretary of the Air Force and Under Secretary of Defense (Acquisition, Technology and Logistics) and President and CEO of The Aerospace Corporation.

•   Management experience with a technology-oriented workforce as President of McDonnell Douglas Electronic Systems Company.

Mr. Archibald

•   Familiarity with the demands of the global marketplace as a result of his positions as COO and CEO of a manufacturing company that sells products in more than 100 countries.

•   Insight into challenges associated with managing a complex global organization with a focus on innovation from experience as CEO of The Black & Decker Corporation.

Mr. Burritt

•   Expertise in public company accounting, disclosure and financial system management due to roles as CFO and Controller at Caterpillar Inc.

•   Familiarity with the demands of the global marketplace due to his positions at a manufacturing company that manufactures equipment in 23 countries and sells products in more than 180 countries.

Mr. Ellis

•   Knowledge of core customer based on his service in senior positions with the military, including Admiral and Commander, United States Strategic Command, Commander in Chief, United States Strategic Command and Commander in Chief, U.S. Naval Forces, Europe.

•   Expertise in aeronautical and aerospace engineering and emerging energy issues.

Mrs. King

•   Insight into challenges associated with managing complex organizations and regulated industries from experience as Senior Vice President at PECO Energy Company and Commissioner of the Social Security Administration.

•   Expertise in governance trends as a director of the National Association of Corporate Directors.

Mr. Loy

•   Experience as Commandant of the Coast Guard provides insight into challenges associated with managing complex organizations and with holding management accountable for performance.

•   Familiarity with core customer including requirements for acquisition of products and services based on senior management positions with the Department of Homeland Security, Transportation Security Administration, and the Coast Guard.

CORPORATE GOVERNANCE

Mr. McCorkindale

•   Experience as Chairman, CEO, and President of Gannett Co., Inc. provides insight into challenges associated with managing complex organizations and holding management accountable for company performance.

•   Expertise in financial system management, public company accounting, disclosure and financial markets due to roles as CFO at Gannett Co., Inc. and as trustee of mutual funds.

Mr. Ralston

•   Familiarity with core customer, including requirements for acquisition of products and services, based on service in senior positions as Commander, U.S. European Command and Supreme Allied Commander Europe, NATO and Vice Chairman, Joint Chiefs of Staff.

•   Experience in managing 65,000 troops from 23 countries as Supreme Allied Commander provides insight into management of large and complex organizations.

Mr. Schneider

•   Expertise in public company accounting, disclosure and financial system management due to roles as CFO of Dell Inc. and partner with Price Waterhouse.

•   Experience as Chairman of Horizon Bank provides insight into challenges associated with managing complex organizations and with holding management accountable for performance.

Ms. Stevens

•   Experience as Chairman, President, and CEO of Carpenter Technology Corporation and Executive Vice President, Ford Motor Company provides insight into challenges associated with managing complex organizations and with holding management accountable for performance.

•   Engineering and manufacturing expertise derived from educational training and experience managing production lines at Ford Motor Company.

Mr. Stevens	• CEO of Lockheed Martin. • Twenty-two years of management and operating experience with the Corporation and within our industry.

Majority Voting Policy for Uncontested Director Elections

The Corporation’s Charter and Bylaws provide for simple majority voting. Pursuant to the Corporate Governance Guidelines, in any uncontested election of directors, any incumbent director who fails to receive a majority of the votes cast by the stockholders is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of the foregoing, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, including, without limitation:

•	The qualifications of the director whose resignation has been tendered.
•	The director’s past and expected future contributions to the Corporation.
•	The overall composition of the Board and its committees.
•	Whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws).
•	The percentage of outstanding shares represented by the votes cast at the meeting.

Any director whose resignation has been tendered will not participate in the deliberations of the Governance Committee or in the Board’s consideration of the Governance Committee’s recommendation with respect to such director. In the event that a majority of the members of the Governance Committee have offered to resign as a result

CORPORATE GOVERNANCE

of their failure to receive a majority of the votes cast for their election, then the independent members of the Board who have not offered to resign, without further action by the Board, will constitute a committee of the Board for the purpose of considering the offered resignation(s), and will recommend to the Board whether to accept or reject those offers and, if appropriate, make a recommendation to take other actions. If there are no such independent directors, then all of the independent directors, excluding the director whose offer to resign is being considered, without further action of the Board, will constitute a committee of the Board to consider each offer to resign, make a recommendation to the Board to accept or reject that offer and, if appropriate, make a recommendation to take other actions.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the SEC or by other public announcement, including a posting on the Corporation’s website.

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation’s Bylaws. The Board may not fill any vacancy so created with a director who was not elected at the meeting by the vote required under the Corporation’s Bylaws.

Director Independence

Under applicable NYSE listing standards, a majority of the Board and each member of the Audit Committee, Governance Committee, and Management Development and Compensation Committee (“Compensation Committee”) must be independent.

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Corporate Governance Guidelines.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether such relationship is material.

The Board has determined that the following directors are independent: E. C. “Pete” Aldridge Jr., Nolan D. Archibald, David B. Burritt, James O. Ellis Jr., Gwendolyn S. King, James M. Loy, Douglas H. McCorkindale, Joseph W. Ralston, Frank Savage, James M. Schneider, Anne Stevens, and James R. Ukropina. As Chairman and CEO, Robert J. Stevens is an employee of the Corporation and is not independent under the NYSE listing standards or our Corporate Governance Guidelines.

In determining that each of the non-management director-nominees is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders,” on page 15, which it determined were immaterial to the individual’s independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies at which some of our director-nominees are or have been directors. These relationships included: Mr. Aldridge, a director of Alion Science and Technology Corporation; Mr. Burritt, a director of Factory Mutual Insurance Company (FM Global); Mr. Ellis, a director of Inmarsat plc. and Level 3 Communications, Inc.; Mrs. King, a director of Marsh & McLennan Companies, Inc.; Mr. Loy, a director of L-1 Identity Solutions, Inc.; Mr. Ralston, a director of The Timken Company and URS Corporation; Mr. Savage, a director of Bloomberg L.P.; Mr. Schneider, a director of General Communication, Inc.

CORPORATE GOVERNANCE

and The Gap, Inc.; and Mr. Ukropina, a director of the Trust Company of the West and Pacific Life Insurance Company. In determining that these relationships did not affect the independence of those directors, the Board considered that none of the director-nominees serving as directors of other companies had any direct material interest in, or received any special compensation in connection with, the Corporation’s business relationships with those companies.

The Governance Committee and Board determined that Mr. Ukropina’s status as Of Counsel to O’Melveny & Myers LLP, a law firm used by the Corporation, does not affect his independence. Mr. Ukropina, who retired from the firm in 2000, is not a partner, member, or officer of the firm, nor does he provide legal services to the Corporation. The Governance Committee and Board are further satisfied that, because Mr. Ukropina is retired and provides no active services to O’Melveny & Myers LLP, he is independent for purposes of serving on the Audit Committee. Mr. Ukropina will retire from the Board on April 22, 2010.

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval, and ratification of transactions among the Corporation and its directors, executive officers, and their related interests. A copy of the policy is available at http://www.lockheedmartin.com/investor. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee of the Board. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the company, any person who is known to be the beneficial owner of more than 5% of any class of the company’s voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

The policy requires each director and executive officer to complete an annual questionnaire to identify their related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

The policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships, because it may not be possible or practical to pre-approve all related person transactions. If the Governance Committee declines to approve or ratify, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards. Each of these transactions was reviewed, approved, or ratified by the Governance Committee of the Board in February 2010.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2009, we paid The Cohen Group approximately $604,000 for consulting services and expenses.

CORPORATE GOVERNANCE

We currently employ approximately 140,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the hiring of family members. The employment of various family members of current directors and executive officers is described as follows.

These relationships (and 2009 base salary) include Mr. Ralston’s brother-in-law, Mark E. Dougherty, Business Development Analyst ($153,154 in base salary). Mr. Dougherty may participate in other employee benefit plans and arrangements which are generally made available to other employees at the same level (including health, welfare, vacation, and retirement plans). The compensation of any family member is established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Mr. Dougherty did not serve as an executive officer of the Corporation during 2009.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own 5% or more of Lockheed Martin’s common stock. In 2009, the Corporation and its employee benefit plans paid approximately $6,023,000 to State Street Bank and Trust Company for credit facility and benefit plan administration fees and $735,000 to BlackRock, Inc. and its affiliates for investment management fees and expenses.

Board Performance Self-Assessment

Each year the Board evaluates its performance and effectiveness. Each director completes an evaluation form developed by the Governance Committee to solicit feedback on specific aspects of the Board’s role, organization, and meetings. The collective ratings and comments are compiled by the Vice President and Corporate Secretary and presented to the full Board by the Senior Vice President and General Counsel. Each Board Committee conducts an annual performance self-assessment through a similar process.

Shareholder Rights Plan

The Corporation does not have a Shareholder Rights Plan, or so called “Poison Pill.” As part of our Corporate Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. If the Board does choose to adopt a Shareholder Rights Plan, the Board has indicated that it would seek stockholder ratification within 12 months from the date of adoption.

Equity Ownership by Directors

The Board believes that directors and management should hold meaningful equity ownership positions in the Corporation. To further encourage a link between director and stockholder interests, the Board has adopted stock ownership guidelines for directors. Similar guidelines apply to our management as described under the “Stock Ownership Guidelines for Key Employees” beginning on page 46. Directors receive half their compensation in the form of Lockheed Martin common stock units or stock options (with the potential to defer the cash portion of director compensation in stock units). Directors are expected to own shares or stock units equal to two times the annual retainer within five years of joining the Board. As of February 1, 2010, each of the directors satisfied the stock ownership guidelines or was within the five-year transition period. The securities counted toward their target threshold include common stock and vested and unvested stock units held under all the director plans.

COMMITTEES OF THE BOARD OF DIRECTORS

2009 BOARD COMMITTEE MEMBERSHIP ROSTER
Name	Audit	Classified Business and Security	Ethics and Corporate Responsibility	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs and Finance
E. C. “Pete” Aldridge Jr.	X	X			X
Nolan D. Archibald				X	X *	X
David B. Burritt	X*						X
James O. Ellis Jr.		X *				X	X
Gwendolyn S. King			X*	X		X
James M. Loy		X**	X				X
Douglas H. McCorkindale	X			X	X		X *
Joseph W. Ralston		X	X				X
Frank Savage			X				X
James M. Schneider	X				X
Anne Stevens	X				X
Robert J. Stevens				X *
James R. Ukropina	X			X		X *
Number of Meetings in 2009	5	2	3	0	3	4	4

* Committee Chairman.

** Elected to Committee on October 23, 2009.

Committees

The Board has seven standing committees as prescribed by our Bylaws:

•	Audit.
•	Classified Business and Security.
•	Ethics and Corporate Responsibility.
•	Executive.
•	Management Development and Compensation.
•	Nominating and Corporate Governance.
•	Strategic Affairs and Finance.

Our Bylaws contain the charter for each of the standing committees. Our Bylaws are posted at http://www.lockheedmartin.com/investor under the heading “Corporate Governance.”

Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board. It is directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 19.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, our Corporate Governance Guidelines, and applicable SEC regulations. In order to be considered independent under SEC regulations, a member of the Audit Committee cannot accept any consulting, advisory, or other compensatory fee from the Corporation, or be an affiliated person of the Corporation or its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has determined that Mr. Burritt, Chairman of the Audit Committee, Mr. McCorkindale, and Mr. Schneider are qualified audit committee financial experts within the meaning of SEC regulations, and they have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

Classified Business and Security Committee

The Classified Business and Security Committee assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s security (including personnel, data, and facilities matters) and classified business activities.

Ethics and Corporate Responsibility Committee

The Ethics and Corporate Responsibility Committee monitors compliance and recommends changes to our Code of Ethics and Business Conduct. It reviews our policies, procedures, and compliance in the areas of environmental, safety and health, Equal Employment Opportunity, and diversity. It oversees matters pertaining to community and public relations, including government relations and charitable contributions.

Executive Committee

The Executive Committee primarily serves as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Maryland law to the Board.

Management Development and Compensation Committee

The Management Development and Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO and, either as a committee or together with the other independent members of the Board, determining and approving the compensation levels of the CEO and senior management. The Compensation Committee has not delegated to employees of the Corporation, or any other persons, the authority to make decisions on the amount paid as salary, bonus, long-term incentives, or equity awards to the CEO or the other named executive officers (“NEOs”) listed in the “Summary Compensation Table” on page 48.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 27, “Compensation Discussion and Analysis” beginning on page 28, and specifically to the discussion on “Other Corporate Governance Considerations in Compensation” beginning on page 45. All members of the Compensation Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee assists the Board by selecting and recommending Board nominees, making recommendations concerning the composition of Board committees, and by overseeing the Board and committee evaluation process.

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers do not play a role in determining director pay, although the Chairman of the Board is consulted regarding the impact of any change in director pay on the Corporation as a whole. During 2009, Hewitt Associates LLC (“Hewitt”), an outside compensation consultant, was retained by the Governance Committee to provide data on director pay at other companies. The data gathered by Hewitt is based on publicly available information. In 2009, Hewitt received $50,768 for its services on director compensation and $96,643 for other services for the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

The functions of the Governance Committee are further described under the caption “Corporate Governance.” All members of the Governance Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Strategic Affairs and Finance Committee

The Strategic Affairs and Finance Committee (“Finance Committee”) reviews and recommends to the Board management’s long-term strategy including allocation of corporate resources. The Finance Committee reviews the financial condition of the Corporation, the status of all benefit plans, and proposed changes to capital structure.

Audit Committee Report

We oversee Lockheed Martin’s financial reporting process on behalf of the Board.

Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal control over financial reporting. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In connection with the December 31, 2009 audited consolidated financial statements, we have:

1.	reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Corporation, the quality of such principles and practices, and the reasonableness of significant judgments;

2.	discussed with the independent auditors the items required to be discussed under the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including discussions about the quality of the financial statements and clarity of the related disclosures; and

3.	reviewed and discussed with the independent auditors the written disclosures in the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for 2009 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Board approved our recommendation.

Submitted on February 25, 2010 by the Audit Committee:

David B. Burritt , Chairman	James M. Schneider
E. C. “Pete” Aldridge Jr.	Anne Stevens
Douglas H. McCorkindale	James R. Ukropina

DIRECTORS’ COMPENSATION

2009 ANNUAL DIRECTORS’ COMPENSATION (Non-Employee Directors)
Cash retainer	$110,000
Stock retainer	$110,000 payable under the Lockheed Martin Corporation 2009 Directors Equity Plan (“Directors Equity Plan”)
Committee Chairman retainer	$12,500 (other than Audit Committee Chairman)
Audit Committee Chairman retainer	$20,000
Lead Director retainer	$25,000 – effective October 23, 2009
Deferred compensation plan	Deferral plan for cash retainer
Travel accident insurance	$1,000,000
Matching Gift Program for Colleges and Universities	Match of $1 per $1 of director contributions, up to $10,000 per director, to eligible educational institutions in accordance with matching program generally available to employees
Director education institutes/activities	Reimbursed for costs and expenses
Perquisites	Home computer system and technical assistance, spousal and other incidental travel expenses, and tax gross-ups

Director pay was unchanged in 2009 compared to 2008, other than the approval of a cash retainer fee of $25,000 per annum for the newly created Lead Director. Director retainers are paid quarterly.

Under the Directors Equity Plan, each non-employee director had the opportunity in 2009 to elect to receive:

•	a number of stock units with an aggregate fair market value equal to the annual stock retainer amount ($110,000) on January 26, 2009;

•	options to purchase a number of shares of Lockheed Martin common stock, which options have an aggregate fair market value equal to the annual stock retainer amount ($110,000) on January 26, 2009; or

•

a combination of stock units with an aggregate fair market value equal to 50% of the annual stock retainer amount and options to purchase a number of shares of Lockheed Martin common stock which options have an aggregate fair market value equal to 50% of the annual stock retainer amount on January 26, 2009.

The Directors Equity Plan provides that a director eligible for retirement at the next Annual Meeting receives a prorated grant ( 1/3) for the four months of service prior to the Annual Meeting. Except in certain circumstances, options and stock units vest 50% on June 30 and 50% on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum, or in up to ten annual installments. Prior to distribution, a director has no voting, dividend, or other rights with respect to the stock units held under the Directors Equity Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing market price of our common stock on the dividend payment dates). The options have a term of ten years.

The Directors Equity Plan provides that the grants are made with respect to a calendar year on the second business day following the later of (1) the date of the first regular meeting of the Board in each calendar year, or (2) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided, that if the second business day is later than February 15, the award date is February 15 (or the next business day if February 15 is not a business day). The exercise price (in the case of option grants) is the closing price for our stock on the NYSE on the date of grant.

DIRECTORS’ COMPENSATION

The Lockheed Martin Corporation Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100% of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of (i) the interest rate under Cost Accounting Standards 415, Deferred Compensation (“CAS 415 rate”), which replaced the prime rate on April, 1, 2009, (ii) the investment options available under the employee deferred compensation plans (effective April 20, 2009), or (iii) our company stock (with dividends reinvested), at the director’s election. The CAS 415 rate option was closed to new deferrals on July 1, 2009; amounts deferred before that date may continue to use the CAS 415 rate unless they are transferred to another available earnings option under the plan. Participating directors receive a distribution of deferred fees at the director’s election in a lump sum or in up to 15 installments commencing at a designated time following termination.

DIRECTORS’ COMPENSATION

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2009. Mr. Stevens received no separate compensation for his service as director of the Corporation. For information regarding Mr. Stevens’ compensation as an executive officer of the Corporation, see the section entitled “Executive Compensation” beginning on page 27.

2009 DIRECTORS’ COMPENSATION
Name	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Option Awards [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4]	All Other Compensation [5,6,7]	Total
	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(f)	(g)	(h)
E. C. “Pete” Aldridge Jr.	110,000	110,000	0	0	4,269	224,269
Nolan D. Archibald	122,500	110,000	0	0	10,000	242,500
David B. Burritt	123,846	55,000	55,000	0	10,210	244,056
James O. Ellis Jr.	122,500	110,000	0	0	5,589	238,089
Gwendolyn S. King	122,500	110,000	0	192	1,901	234,593
James M. Loy	110,000	110,000	0	0	0	220,000
Douglas H. McCorkindale	128,654	55,000	55,000	0	4,887	243,541
Joseph W. Ralston	110,000	110,000	0	0	1,143	221,143
Frank Savage	110,000	110,000	0	0	2,298	222,298
James M. Schneider	110,000	55,000	55,000	0	11,345	231,345
Anne Stevens	110,000	110,000	0	0	1,060	221,060
James R. Ukropina	127,308	110,000	0	0	10,525	247,833

NOTES TO TABLE:

(1)        Represents the aggregate dollar amount of 2009 fees earned or paid in cash for services as a director, including annual retainer fees and committee chairman fees. Mr. Ukropina was elected Lead Director in October 2009. The Lead Director receives a $25,000 cash retainer, payable quarterly.

(2)        Represents the aggregate grant date fair value computed in accordance with Financial Accounting Statements Board Accounting Standards Codification (ASC) Topic 718 (“ASC 718”) for awards of stock units in 2009 under the Directors Equity Plan. The grant date fair value is the closing price for our stock on the date of grant ($82.52). The outstanding number of stock units credited to each director under the Directors Equity Plan and the comparable plan in place prior to January 1, 2009, as of December 31, 2009, was Mr. Aldridge 9,125; Mr. Archibald 10,737; Mr. Burritt 1,043; Mr. Ellis 6,722; Mrs. King 17,493; Mr. Loy 5,692; Mr. McCorkindale 6,729; Mr. Ralston 9,408; Mr. Savage 9,832; Mr. Schneider 2,630; Ms. Stevens 8,251; and Mr. Ukropina 17,493. For 2009, each of Mr. Aldridge, Mr. Archibald, Mr. Ellis, Mrs. King, Mr. Loy, Mr. Ralston, Mr. Savage, Ms. Stevens, and Mr. Ukropina was credited with 1,333 stock units with an aggregate grant date value of $110,000; each of Mr. Burritt, Mr. McCorkindale, and Mr. Schneider was credited with 667 units with an aggregate grant date value of $55,000. The outstanding number of stock units credited to each director under the Directors’ Deferred Stock Plan as of December 31, 2009, was Mrs. King 1,223; Mr. Savage 1,223; and Mr. Ukropina 1,223. Effective May 1, 1999, no additional shares may be awarded under the Directors’ Deferred Stock Plan.

(3)        Represents the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock options in 2009 to Mr. Burritt, Mr. McCorkindale, and Mr. Schneider. The assumptions used in determining the fair value of the options granted in 2009 are set forth in Note 12 to our financial statements contained in our Annual Report. For 2009, we awarded each of Mr. Burritt, Mr. McCorkindale, and Mr. Schneider 3,686 options with an

DIRECTORS’ COMPENSATION

aggregate grant date value of $55,000. The grant date fair value for options granted in 2009 ($14.92 per share) is based on the closing price of our stock on January 26, 2009 ($82.52). The outstanding number of stock options held by each director as of December 31, 2009, was Mr. Burritt 5,587; Mr. McCorkindale 23,119; and Mr. Schneider 12,078. The grant date fair value for options remains the same through the vesting period and no adjustment is made to reflect an increase or decrease in our stock price.

(4)        The amounts shown represent above-market earnings (as defined in regulations as 120% of the applicable federal rate) in 2009. Column (e) deleted because we did not have a Non-Equity Incentive Plan in 2009.

(5)        Includes the cost to the Corporation of providing the following perquisites to some of our directors: home computer system and technical assistance, spousal travel to accompany director to board meeting and other incidental travel items, and tax gross-ups.

(6)        Includes contributions made by the Lockheed Martin Foundation (“LM Foundation”) to eligible educational institutions in an amount matching the contribution of the director to that institution. Matching contributions in 2009 were made on behalf of Mr. Aldridge $2,490; Mr. Archibald $10,000; Mr. Burritt $10,000; Mr. Ellis $5,000; Mr. McCorkindale $3,000; Mr. Schneider $10,000; and Mr. Ukropina $10,000. The matching gift program is the same as the program generally available to employees.

(7)        Neither Mr. Loy’s nor Mr. Ralston’s compensation includes fees paid to The Cohen Group for consulting services. These fees are described in the section on “Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders” on page 15.

SECURITIES OWNED BY DIRECTOR-NOMINEES AND NAMED

EXECUTIVE OFFICERS

The following table shows the Lockheed Martin common stock beneficially owned and stock units credited to each NEO, director-nominee, and all director-nominees and executive officers as a group as of February 1, 2010. The percentage of shares beneficially owned is based on 375,308,744 outstanding shares of our common stock as of February 1, 2010. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. The total common stock and stock units owned by each director, each executive officer, and all directors and executive officers as a group represented less than 1% of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged.

Name of Individual or Identity of Group	Common Stock Beneficially Owned [1,2]		Stock Units		Total
E. C. “Pete” Aldridge Jr.	0		10,593	[4]	10,593
Nolan D. Archibald	10,737		1,469	[4]	12,206
David B. Burritt	5,927		3,912	[4,5]	9,839
James B. Comey	107,265		55,217	[6,7,8]	162,482
James O. Ellis Jr.	6,922		1,469	[4]	8,391
Ralph D. Heath	196,190		72,745	[6,7,8]	268,935
Gwendolyn S. King	597	[3]	20,185	[4,9]	20,782
Christopher E. Kubasik	245,178		115,722	[6,7,8]	360,900
James M. Loy	0		7,161	[4]	7,161
Douglas H. McCorkindale	29,848		12,537	[4,5]	42,385
Joseph W. Ralston	9,408		1,469	[4]	10,877
Frank Savage	1		32,131	[4,5,9,10]	32,132
James M. Schneider	16,708		734	[4]	17,442
Anne Stevens	8,251		1,469	[4]	9,720
Robert J. Stevens	1,090,898	[3]	279,419	[6,7,8]	1,370,317
Bruce L. Tanner	101,849		51,247	[6,7,8]	153,096
James R. Ukropina	1,630		23,074	[4,5,9,10]	24,704
All director-nominees and executive officers as a group (22 individuals including those named above)	2,257,673		846,296		3,103,969

NOTES TO TABLE:

(1)        Includes common stock not currently owned but which could be acquired within 60 days following February 1, 2010, through the exercise of stock options for Mr. Burritt 5,587; Mr. Comey 100,567; Mr. Heath 178,466; Mr. Kubasik 205,132; Mr. McCorkindale 23,119; Mr. Schneider 12,078; Mr. Stevens 988,332; and Mr. Tanner 98,466. Includes shares payable at termination with respect to vested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 10,737; Mr. Burritt 340; Mr. Ellis 6,722; Mr. McCorkindale 6,729; Mr. Ralston 9,408; Mr. Schneider 2,630; and Ms. Stevens 8,251. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.

(2)        Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan (“SSP”) for Mr. Comey 542; Mr. Heath 1,680; Mr. Kubasik 303; Mr. Stevens 109; and Mr. Tanner 1,687. Participants have voting power and investment power over the shares.

SECURITIES OWNED BY DIRECTOR-NOMINEES AND NAMED

EXECUTIVE OFFICERS

(3)        Includes 597 shares for Mrs. King and 5,000 shares for Mr. Stevens that have shared voting or investment power and are held jointly with their respective spouse.

(4)        Includes stock units under the Directors Equity Plan for Mr. Aldridge 10,593; Mrs. King 18,961; Mr. Loy 7,161; Mr. Savage 11,301; and Mr. Ukropina 17,982 for which directors have elected to receive distributions of units in the form of cash. Includes shares payable at termination with respect to unvested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 1,469; Mr. Burritt 1,437; Mr. Ellis 1,469; Mr. McCorkindale 734; Mr. Ralston 1,469; Mr. Schneider 734; and Ms. Stevens 1,469. There are no voting rights associated with stock units.

(5)        Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Mr. Burritt 2,474; Mr. McCorkindale 11,802; Mr. Savage 17,105; and Mr. Ukropina 3,375. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.

(6)        Includes stock units attributable to the participant’s account under the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (“DMICP”) (including units credited under the Long-Term Incentive Performance (“LTIP”) program awards under the Lockheed Martin 1995 Omnibus Performance Award Plan (“Award Plan”) and the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan (“IPA Plan”)) for Mr. Comey 13,266; Mr. Heath 23,944; Mr. Kubasik 48,157; Mr. Stevens 86,296; and Mr. Tanner 5,884. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 1, 2010. There are no voting rights associated with stock units.

(7)        Includes stock units attributable to the participant’s account under the Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) for Mr. Comey 650; Mr. Heath 2,651; Mr. Kubasik 1,414; Mr. Stevens 2,123; and Mr. Tanner 1,513. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.

(8)        Includes unvested restricted stock units (“RSUs”) for Mr. Comey 41,300; Mr. Heath 46,150; Mr. Kubasik 66,150; Mr. Stevens 191,000; and Mr. Tanner 43,850. The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

(9)        Includes 1,223 stock units under the Directors’ Deferred Stock Plan for Mrs. King, Mr. Savage, and Mr. Ukropina, respectively. There are no voting rights associated with stock units.

(10)        Includes shares held in trust under the former Deferred Compensation Plan for Directors of Lockheed Corporation. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant’s status as a director is involuntarily terminated other than by death, common stock in the director’s trust account will be distributed within 15 days of termination. Mr. Savage and Mr. Ukropina have been credited with 494 and 2,502 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE, and with us. Based solely on our review of copies of forms and written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address of Beneficial Owner	Class of Stock	Amount and Nature of Beneficial Ownership	Percent of Class Owned
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common	76,109,310 [1]	20.0%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Common	23,571,852 [2]	6.2%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	Common	19,605,753 [3]	5.2%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	Common	23,604,772 [4]	6.2%

NOTES TO TABLE:

(1)        As reported on a Schedule 13G filed on February 12, 2010, by State Street Corporation (“State Street”), State Street and its direct and indirect subsidiaries, acting in various capacities, had beneficial ownership, in the form of shared voting and dispositive power, with respect to 76,109,310 shares of common stock, of which 64,838,258 shares of common stock were held as trustee for certain Lockheed Martin employee benefit plans. State Street and its subsidiaries have expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G.

(2)        As reported on a Schedule 13G filed on January 29, 2010, by BlackRock, Inc. (“BlackRock”), BlackRock, Barclays Global Investors, NA, and certain affiliates of Barclays Global Investors, NA had beneficial ownership, in the form of sole voting and dispositive power, with respect to 23,571,852 shares of common stock.

(3)        As reported on a Schedule 13G filed on February 3, 2010, by Massachusetts Financial Services Company (“MFS”), MFS and/or certain non-reporting entities had beneficial ownership of 19,605,753 shares of common stock, consisting of sole dispositive power over 19,605,753 shares and voting power over 17,484,254 shares.

(4)        As reported on a Schedule 13G filed on February 11, 2010, by Capital World Investors (“Capital World”), Capital World was deemed to be the beneficial owner of 23,604,772 shares of common stock, as a result of having dispositive power over those shares and acting or having an affiliate act as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and sole voting power over 2,732,800 shares. Capital World has expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. The Board approved our recommendation.

Submitted on February 25, 2010 by the Management Development

and Compensation Committee:

Nolan D. Archibald, Chairman	James M. Schneider
E. C. “Pete” Aldridge Jr.	Anne Stevens
Douglas H. McCorkindale

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Executive Summary

2009 was a year of change, as a new administration brought new priorities and the health of the economy remained foremost in everyone’s mind. Our customers responded to these dynamics, and we saw significant impact to our business, including program cancellations and terminations. Our $78 billion backlog at year-end was outstanding but fell slightly from 2008 levels. We also experienced a decline in our stock price. Difficulties aside, our achievements in 2009 were numerous and significant. Our business areas have more than 3,000 programs in their combined portfolios. We continued to see record levels of sales, which were up 6% from 2008 and record levels of segment operating profit in our businesses. We exceeded our objectives for earnings per share (“EPS”) and return on invested capital (“ROIC”). Our stockholders continued to benefit from our cash performance as we increased our dividend for the seventh consecutive year and had cash available to make a discretionary contribution of $1.5 billion to our pension fund.

Our goal is to achieve consistent, outstanding performance over the long term. To accomplish this, we align pay with both individual and corporate performance. In 2008, our executives realized compensation that aligned with strong performance. In 2009, a solid but not a spectacular year, incentive payouts were less. Given national trends, we decided to freeze all elected officer salaries in 2010, as we did last year for Mr. Stevens alone.

Compensation – A Balancing of Reward, Incentive, and Risk

To ensure we attract, retain, and motivate talent, without creating incentives for undue risk-taking, our executive compensation program uses the following design elements:

•	Our Compensation Committee has oversight of all elements of executive compensation.

•	We use several different methods to measure performance over different time frames.

•	Performance metrics are counterbalanced so that achieving one metric at the cost of another does not result in a higher payout.

•

The performance criteria for our short and long-term incentives emphasize overall business results and stockholder value over individual performance; for example, our long-term cash incentive program is based solely on corporate results, and corporate performance is weighted more heavily than individual performance in our annual bonus program.

•	Our long-term performance incentive plan is based on objective, measurable results with no discretion allowed by management or the Board.

•

Our cash programs (long-term incentive program and annual bonus) have maximum payout caps. Award calculations are linear; there are no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards.

•

We have used the same categories of metrics (total stockholder return (“TSR”), cash generation, ROIC, strategic, operational, and financial results) each year and have not switched metrics to get the benefit of short-term circumstances.

•	Executives must sign a “clawback” agreement entitling us to recover compensation when certain misconduct adversely impacts our financial position or reputation.

•	Our finance, accounting, tax, legal, and human resources departments collaborate on plan design so that risk may be identified from a broad range of perspectives.

•	Our executives are asked to maintain an investment in our stock equal to a multiple of annual salary, ensuring an alignment with stockholder interests.

Investor Input

We seek direct input from stockholders on all governance issues, including executive compensation, through meetings with institutional stockholders and a web-based survey on executive compensation open to all

EXECUTIVE COMPENSATION

stockholders. Over the past few years, in response to governance trends and investor input, we added non-compete and clawback covenants, modified our CD&A to improve the clarity of our disclosures, documented our equity grant timing practices as a corporate policy, and reviewed internal pay equity with our outside advisors.

To explain our 2009 compensation program, we provide more specific information in the following sections:

•	Executive Compensation Philosophy
•	Elements of Executive Direct Compensation
•	Who Makes Compensation Decisions
•	Analysis of 2009 Compensation Decisions
•	Other Corporate Governance Considerations in Compensation

Executive Compensation Philosophy

Our primary objectives in compensating employees are:

•

Pay Relative to Market – We review the compensation paid by our competitors for executives in comparable positions. Competitive pay includes base salary, short-term incentives, long-term incentives, and other benefits and perquisites. We have identified the market for each element as the 50th percentile of our survey data.

•

Pay for Performance – We seek to award superior pay for superior performance both individually and as an organization. An employee’s compensation may be above or below the market, depending on performance. In some circumstances, our compensation plans may result in partial payment when objectives are only partially achieved.

Most executive pay varies based on an assessment of our success in reaching our objectives or changes in our stock price. This means that our executives risk being paid below or above-market rates, depending on individual and corporate performance.

Our philosophy on internal pay equity is market-derived. The relationship between the compensation paid to our CEO and the other NEOs should be comparable to the relationship between CEO pay and pay for other executives found in the broader market, subject to considerations such as the CEO’s performance and time in position that may lead to deviations from market relationships. The difference in total pay between Mr. Stevens and the other NEOs is the result of several factors:

•	Market practice – Higher pay is consistent with his job function as the senior-most executive, with responsibility for the entire Corporation.

•	No COO – In 2009, we did not have a COO at Lockheed Martin. At many companies, the COO is the second most highly-paid position. Mr. Kubasik has been elected to serve as COO in 2010.

•

Tenure and performance – Mr. Stevens has been CEO since August 2004; no other NEO has been in his or her current position for as long a period. Based on his sustained high performance in managing the Corporation, the Compensation Committee has concluded that he should be compensated at the 75th percentile of the Comparator Group.

In 2009, the Compensation Committee reviewed the relative levels of executive compensation with its independent consultant, Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) (as of January 1, 2010, part of Towers Watson & Co.).

EXECUTIVE COMPENSATION

Guiding Principles for Executive Compensation

To achieve our objectives, we design executive compensation in accordance with the follow principles:

•	Compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.

•	Compensation should be aligned to stockholder interests and the long-term value realized by our stockholders (normally a balance of cash vs. equity).

•	The majority of an executive’s total compensation should be variable and tied to performance of key business objectives.

The following tables show the application of these principles in 2009:

Short-Term vs. Long-Term Pay Opportunity * As Percentage of Total Pay
	Short-Term Pay Base Salary + Annual Bonus Target	Long-Term Pay Value of All Long-Term Incentives
Mr. Stevens	26%	74%
Other NEOs (Average)	38%	62%

Cash vs. Equity Pay Opportunity * As Percentage of Total Pay
	Cash Base Salary + Annual Bonus Target + LTIP Target	Equity Options + RSUs (Fair Value)
Mr. Stevens	48%	52%
Other NEOs (Average)	56%	44%

Fixed vs. Variable Pay Opportunity * As Percentage of Total Pay
	Fixed Base Salary	Variable Performance- Related Pay Annual Bonus Target + Value of All Long- Term Incentives
Mr. Stevens	10%	90%
Other NEOs (Average)	22%	78%

*	Using economic value at the time of grant for all long-term incentives (excluding retention grants).

Total Pay – The sum of base salary, annual bonus, and economic value of long-term incentives at time of grant as opposed to payout.

Fixed Pay – Base pay or salary.

Variable Pay – Compensation that can vary (up or down) based on performance of the individual or the Corporation (bonuses and incentive pay). Variable pay is “at risk.”

Cash – Compensation that is paid in the form of cash (base salary, annual bonus).

Equity – Stock options, restricted stock awards (“RSAs”) or RSUs, or other equity awards. Equity awards are “at risk.”

Short-Term – Compensation based on performance of one year or less (base salary, annual bonus).

Long-Term – Compensation based on performance greater than one year (cash programs like LTIP, equity grants).

Fair Value – As measured under ASC 718, Accounting for Stock-Based Compensation.

Economic Value – The value we assign to a grant with a benefit based on future performance using ASC 718 for equity and statistical methodologies for LTIP.

EXECUTIVE COMPENSATION

Elements of Executive Direct Compensation

The following table outlines elements of direct compensation and how it aligns with our objectives and guiding principles.

	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
Base Salary

•Sustained high level of performance

•Demonstrated success in meeting or exceeding key financial and other business objectives

•Highly developed skills and abilities critical to success of the business

•Experience and time in position

		•Competitive base salaries enable us to attract and retain top talent •Merit-based salary increases align pay to performance philosophy	Individual	Fixed	Cash
Short-Term Incentive (Annual Bonus)	•Organizational performance during the year against our publicly-disclosed guidance and other performance criteria •Individual performance during the year measured against identified goals	•Targets are based on the market for similar positions •Payout of award depends on individual and organizational performance	Individual and Organization	Performance- Related	Cash
Long-Term Incentives	➢ Stock Options •Increase in stock price •Retention	•Value dependent on price of our stock; no value unless the stock price increases •Three-year graded vesting supports retention	Organization	Performance- Related	Equity
	➢ RSUs •Retention •Increase in stock price	•Three-year cliff vesting supports retention •Although RSUs always have value, the value increases or decreases as stock price increases or decreases	Organization	Performance- Related	Equity

EXECUTIVE COMPENSATION

What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
➢ LTIP Award •Performance relative to other companies as measured by TSR •Meeting or exceeding ROIC goal •Meeting or exceeding cash generation goal	•Ties pay to performance •Three-year performance period, cliff vesting, and mandatory two-year deferral of 50% of payout supports retention •Payout is based on metrics important to our stockholders	Organization	Performance- Related	Cash

Indirect Elements of Executive Compensation

•

Benefits – Our NEOs are eligible for savings, pension, and medical insurance benefits under the plans available to salaried, non-union employees. We also make available supplemental pension and savings plans to employees (including the NEOs) to make up benefits that otherwise would be unavailable due to IRS limits on qualified plans and a plan for the deferral of short-term and long-term incentive compensation. NEOs with fewer than 15 years of service with the Corporation are eligible for 4 weeks of vacation rather than the standard 3 weeks.

•

Perquisites – We provide limited perquisites as a recruiting and retention tool and to ensure the health and safety of our key executives. The perquisites include paying the cost of annual physical exams, home security systems and monitoring, home office Internet connectivity expenses, family travel expenses in limited circumstances related to security of the executive or to accompany a NEO to a business event, personal liability insurance ($5 million of coverage), and accidental death and dismemberment insurance ($1 million of coverage). Effective January 1, 2010, we are no longer paying for personal liability insurance and the accidental death and dismemberment insurance for NEOs and have opened these insurance programs to most salaried employees with the premiums to be paid by an employee (including NEOs) electing coverage.

•

Use of corporate aircraft – Our NEOs may use corporate aircraft for business travel. For security reasons, our Board has directed Mr. Stevens and Mr. Kubasik to use the corporate aircraft for personal travel.

•

Tax Assistance – We do not have any agreements or severance arrangements that provide tax assistance for excise taxes imposed as a result of a change in control. We provided tax assistance in 2009 for business association fees and incidental expenses, home office Internet connectivity expenses, home security systems and monitoring, personal liability insurance, and family travel expenses related to security of the executive or to accompany a NEO to a business event. The IRS requires that the executive pay income tax for the items even though the executive receives no cash in connection with the item. The items for which we provide tax assistance serve a business purpose and the associated tax liability imposed on the executive would not have been incurred had they not been required for business reasons. In 2009, the aggregate amount of tax assistance provided to all five NEOs was approximately $200,000.

EXECUTIVE COMPENSATION

Determining Market Compensation – Use of Benchmarking

We select a group of publicly traded companies (our Comparator Group) to identify market values for all pay elements based on:

•	Similarity to the Corporation in terms of size (i.e., revenue, market capitalization), industry, and/or global presence.
•	Comparable executive officer positions in terms of breadth, complexity, and scope of responsibilities.
•	Potential to compete with us for talent.
•	Participation in executive compensation surveys.

In 2009, our Comparator Group companies were:

•   3M Company

•   Alcoa Inc.

•   Altria Group, Inc.

•   AT&T Inc.

•   The Boeing Company*

•   Bristol Myers Squibb Company (Inc.)

•   Caterpillar Inc.

•   The Dow Chemical Company

•   E.I. duPont de Nemours & Company

•   Emerson Electric Co.

•   Fedex Corporation

•   General Dynamics Corporation*

•   Honeywell International Inc.*

•   International Paper Company

•   Johnson & Johnson

•   Johnson Controls Inc.

•   Merck & Co Inc.

•   Northrop Grumman Corporation*

•   Pepsico, Inc.

•   The Procter & Gamble Company

•   The Raytheon Company*

•   Textron Inc.

•   United Technologies Corporation*

•   Valero Energy Corporation

•   Verizon Communications Inc.

* Industry Peer

The Senior Vice President, Human Resources (“SVP, HR”) reviews the make-up of the Comparator Group with the Compensation Committee annually. Hewitt, the Corporation’s compensation consultant, compiles Comparator Group compensation information and determines market values for base salary, short-term incentives, and long-term incentives. Hewitt also prepares information on other compensation practices such as mix of compensation, use of equity, benefits, and perquisites. For each compensation element, we use the 50th percentile (median) of the Comparator Group data to identify market value.

Hewitt provides compensation data for each position based on job responsibilities and revenue scope. Consistent with industry practice, the market data is “aged” to adjust for the timeliness of the data and set our lead-lag position. “Lead-lag” is a standard practice that sets the organization’s salary structure at the beginning of the plan year to anticipate the level the market will reach by the middle of the plan year. The aged data “leads” the market during the first six months, matches the market at the middle of the year, and “lags” the market during the last six months.

In 2009, consistent with historical practices, we did not “benchmark” or designate a specific percentile as a target for any individual component of compensation or for the total compensation paid to the NEOs. Information on market percentiles was provided by Hewitt as a reference point and for informational purposes to the Compensation Committee rather than as a target. While the Compensation Committee uses the 50th percentile as the starting reference point as a market comparison for the job performed, individual compensation decisions are based primarily on the review and assessment by the Compensation Committee and Mr. Stevens (with respect to each NEO other than himself) of additional subjective factors as discussed as follows. Discretion is used to adjust an executive’s pay compared to the market (i.e., higher or lower than market) depending upon the executive’s:

•	Sustained high level of performance.
•	Demonstrated success in meeting or exceeding key financial and other business objectives.

EXECUTIVE COMPENSATION

•	Proven ability to create stockholder value.
•	Highly-developed skills and abilities critical to our success.
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Experience and time in the position (typically the compensation for individuals who are new to a position is relatively low to market; as they gain experience and increase their ability to perform, standard practice indicates that their pay should move closer to the market and may exceed market).

•	Consideration of compensation paid to other executives in the Corporation with comparable responsibilities.

As a result, total compensation (or any particular element of it) was based on a combination of subjective factors and may differ materially from the derived 50th percentile reference point of the Comparator Group.

Who Makes Compensation Decisions

Board of Directors

•	Reviews and approves the compensation of the CEO and each of his direct reports, including the NEOs.

Management Development and Compensation Committee

The Compensation Committee makes recommendations to the Board regarding the compensation of the CEO and each NEO and is responsible for:

•	Reviewing and approving corporate goals and objectives.
•	Evaluating the CEO’s and each NEO’s performance against their objectives.
•	Recommending to the Board the CEO’s and each NEO’s compensation level based on this evaluation.
•	Reviewing proposed candidates for senior executive positions and recommending their compensation to the Board.
•	Approving grants under incentive compensation plans.

Management

For NEOs other than the CEO:

•	Our Chairman, President and CEO, with input from our SVP, HR and data from Hewitt, provides the Compensation Committee with information and recommendations on:

➢	Base salary.
➢	Annual bonuses.
➢	Long-term incentive grants.
➢	Fiftieth percentile of the Comparator Group data.
➢	Historical data for each NEO.

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The SVP, HR calculates for the NEOs (other than the CEO) the resulting percentage above or below the market for varying levels of compensation and estimates the market percentile for levels of compensation proposed by the CEO.

For the CEO:

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The SVP, HR presents a schedule with a range of possible payments to the CEO for each element of compensation in relation to the 50th and 75th percentiles. The purpose of this schedule is to estimate what percentile of pay would result from different levels of payments. The SVP, HR does not recommend a specific amount of compensation.

EXECUTIVE COMPENSATION

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The CFO develops internal financial goals for our long-term incentive program and assesses organizational performance under those metrics and the strategic, operational, and financial goals set by the Compensation Committee for our short-term incentive program. The goals serve as the corporate performance goals and the CEO’s personal goals for annual bonuses.

Compensation Consultant

The SVP, HR retained Hewitt as the Corporation’s executive compensation consultant to gather, among other things, Comparator Group data. In 2009, Hewitt prepared reports using Comparator Group data on positions in addition to the NEOs.

The Compensation Committee separately engaged its own compensation consultant, Watson Wyatt, with whom it reviewed selected matters using data from our Comparator Group. The Compensation Committee reviews the independence of its consultant annually. The Compensation Committee concluded Watson Wyatt was independent in 2009.

In 2009, Watson Wyatt presented to the Compensation Committee on the following topics:

•	Results of a study on CEO compensation multiples, including a comparison of our CEO’s compensation against the NEO’s compensation.
•	Results of their annual competitive assessment of our NEO’s pay opportunity relative to the market.
•	General information on recent trends in executive compensation.

The Compensation Committee pre-approved up to $2 million of non-committee work for us by Watson Wyatt in 2009. The Compensation Committee further determined that the pre-approved services would not impair Watson Wyatt’s independence, so long as the total paid to Watson Wyatt did not exceed 2% of Watson Wyatt’s annual revenues. For 2009, we paid approximately $254,500 for the pre-approved consulting services including actuarial analysis, benefits consulting, employee communications, HR outsourcing, consulting, and pension estimating and consulting.

The Compensation Committee authorized any member of the Compensation Committee to pre-approve management’s request for up to $500,000 in compensation consulting services by Watson Wyatt for the Corporation on behalf of the Compensation Committee, so long as the work was of the same type as the work pre-approved by the Compensation Committee. The total compensation consulting fees paid to Watson Wyatt in 2009 for these other services were approximately $161,000. The total paid to Watson Wyatt for 2009 for services to the Corporation (and not directly to the Compensation Committee) was approximately $415,500.

Analysis of 2009 Compensation Decisions

Base Salary – Merit Increases in 2009 (Column (c) of the “Summary Compensation Table”)

The Compensation Committee approved merit increases at its January 2009 meeting. The annual base salary increase was 7.5% for Mr. Kubasik, 7.0% for Mr. Heath, 15.5% for Mr. Tanner, and 7.4% for Mr. Comey. Mr. Stevens requested that he not receive a merit increase.

The performance factors considered by the Compensation Committee in approving salary increases included rapid growth in position, disciplined cash deployment, and a superior internal controls record for Mr. Tanner; rapid growth in position, strong focus on customer relationships, and success in new markets for Mr. Kubasik; influence in driving cultural change, superior cash generation, and delivering more, high quality aircraft than planned for Mr. Heath; and the favorable settlement of key lawsuits by Mr. Comey. In addition, Mr. Tanner’s increase was intended to bring his base salary closer to the market for the CFO position.

EXECUTIVE COMPENSATION

The following table shows the salary of each NEO after the merit increase as a percentage of the 50th percentile of our Comparator Group:

NEO	Salary as a Percentage of 50th Percentile (after February 2009 salary decisions)
Mr. Stevens	110%
Mr. Kubasik	128%
Mr. Heath	110%
Mr. Tanner	95%
Mr. Comey	113%

Short-Term Opportunities (Annual Bonus)

Our annual bonus program is the Management Incentive Compensation Plan (“MICP”). We assign a percentage of salary as a target amount for the bonus. The bonus target for 2009 was 150% of salary for Mr. Stevens and 75% of salary for Mr. Kubasik, Mr. Heath, and Mr. Tanner, and 65% for Mr. Comey. Actual payouts can range from 0 to 195% of target and 0 to 243.75% of base salary (or 292.5% in the case of Mr. Stevens), based on an assessment of individual and corporate performance.

Market Based Targets – Targets are expressed as a percentage of the NEO’s base salary and are established using Comparator Group from Hewitt for comparable positions. We set targets at the beginning of the year (see “2009 Grants of Plan-Based Awards” table) but may adjust a target if the executive is reassigned or a target change is approved by the Compensation Committee for other reasons. Recent survey information revealed that our NEO targets lag the market.

NEO	2009 MICP Target % as a Percentage of 50th Percentile *
Mr. Stevens	93%
Mr. Kubasik	77%
Mr. Heath	79%
Mr. Tanner	77%
Mr. Comey	76%

* Based on 2009 MICP target as a percent of base salary and using the 50th percentile of 2008 Comparator Group data which was the data used to make 2009 compensation decision.

The target award amount is calculated as:

* Using executive’s base salary as of the first pay period in December 2009.

EXECUTIVE COMPENSATION

Role of Performance – Individual performance ratings range from 0 (performance fails to meet job requirements) to 1.30 (performance superior to expectations and peers within the organization). Organizational performance ratings range from 0 (did not achieve sufficient overall performance level) to 1.50 (far exceeded organizational objectives in all categories). The potential higher ratings for organizational performance reflect the importance we place on team performance and organizational results.

The target award is adjusted for both individual and organizational performance calculated as follows:

* Award amounts are rounded to the nearest hundred dollar.

Under the MICP terms, the CEO’s bonus cannot exceed 0.3% of cash flow and the bonus for each of the other NEOs cannot exceed 0.2% of cash flow, as defined in the MICP.

Results-Based Measurements – At its February meeting, the Compensation Committee approves corporate objectives reflecting strategic, operational, and financial goals. These objectives serve as the corporate organizational goals and the individual goals for the CEO.

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Strategic – Typically reflect growth in our portfolio, including program capture, positioning our businesses for future success, and growth in people, including leadership effectiveness, succession, and transition.

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Operational – Typically include successful performance of programs, award fees, performance recovery on troubled programs, continuing efforts on our diversity and inclusion initiative, differentiating our Corporation from competitors, progress in staffing for strategic talent, and cost savings.

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Financial – Typically include targets for sales, cash, EBIT (earnings before interest and taxes), ROIC, and segment operating margin in ranges consistent with our annual outlook as publicly disclosed in connection with our release of earnings for the prior year. We believe that setting objectives consistent with the ranges contained in our public forecast ties compensation to our effectiveness in meeting our public commitments to our stockholders.

The strategic, operational, and financial goals discussed above serve as the organizational and individual goals for Mr. Stevens. Each of the NEOs (other than the CEO) establishes individual performance objectives in the first quarter of each year. For the business area Executive Vice Presidents, these objectives largely reflect the organizational goals for the business area. For functional area NEOs, individual objectives represent achievements important for the functional area and which contribute to the success of the business areas.

Performance objectives are both quantitative and qualitative and provide a framework for reviewing performance. Meeting, exceeding, or falling short of an identified objective does not mandate a particular organization or individual rating, but is considered as one factor among many for evaluating the year’s performance. The weight given to each objective and the overall organizational rating are at the discretion of the Compensation Committee, which also has the discretion to consider other factors.

Short-Term Incentives for 2009 Performance (Column (d) of the “Summary Compensation Table”)

In January 2010, the Board assessed the CEO’s and other NEO’s achievement of the objectives set in February 2009.

EXECUTIVE COMPENSATION

2009 Organizational Performance

Strategic Performance

The Compensation Committee noted the following 2009 accomplishments against our strategic objectives:

•	Solid record of winning new business.
•	Key wins in new lines of business or with new customers, including Taiwan Patriot Advanced Capability Missile (PAC-3), Air and Missile Defense Radar (AMDR) CG(X) Radar, and Space Fence.
•	Adjustment of our business portfolio to reflect changing Administration priorities.
•	Successful completion of acquisitions and investments focused on key new technologies.
•	Executive succession planning for 2010 and talent pool expansion.
•	Continued external recognition of the Corporation as a desirable employer.

Operational Performance

The Compensation Committee considered the following 2009 operational accomplishments:

•	Successful Littoral Combat Ship acceptance trials.
•	Implementation of single health plan strategy.
•	Exceeded “go-green” goals.
•	Achievement of aircraft delivery plan.
•	Significant increase in zero defect aircraft.
•	C-5M set world aviation records.
•	Extended Trident II D5 flight testing record.
•	Successfully completed Joint Air-to-Surface Stand-Off Missile (JASSM) reliability testing.

Financial Performance

The Compensation Committee considered financial performance in relation to our 2009 performance objectives and concluded that it reflected solid performance despite an environment with global economic challenges and shifting priorities in government spending.

	2009 Performance Objectives **	2009 Results	Assessment
Sales	$44,700 - $45,700M	$45,189M	Achieved / Record level
Segment Operating Profit *	$5,175 - $5,275M	$5,155M	Record level but short of goal
Cash from Operations	≥$4,000M	$3,173M	After $1.5B Pension Prefund
EPS	$7.05 - $7.25	$7.78	Exceeded goal
ROIC *	≥18.0%	19.9%	Exceeded goal
Segment Operating Margin *	11.6%	11.4%	20 basis points (“bps”) below record level but falls short of goal

* See “Information on Business Segments” in Note 4 to our financial statements contained in our Annual Report for reconciliation of operating profit to segment operating profit and segment operating margin, and “Selected Financial Data” in Item 6 to our financial statements contained in our Annual Report for the definition of ROIC.

** Based on Corporation’s outlook disclosed publicly at the beginning of 2009.

EXECUTIVE COMPENSATION

Other financial achievements included:

•	Successful $1.5 billion debt issuance.
•	Seventh consecutive year of increase to our dividend.
•	Discretionary $1.5 billion contribution to our defined benefit pension trust.
•	Year-end backlog of $78 billion.

Among disappointments noted by the Compensation Committee was the decline in our stock price, the loss of several key programs as part of the United States Government’s realignment of programs or as a result of performance issues, and falling short on some of the 2009 objectives contained in our public guidance.

Based on these results, the Compensation Committee characterized 2009 as a year of solid performance in a complex economic and customer environment. The Compensation Committee concluded that although the Corporation had not met all of its objectives, on balance, it had met high performance expectations. The Compensation Committee recommended, and the Board approved, a corporate performance factor of 1.15.

2009 Individual Performance

Mr. Stevens – In assessing Mr. Stevens’ performance, the Compensation Committee considered Mr. Stevens’ request that he be held accountable for any shortfall in the Corporation’s performance. The Compensation Committee evaluated his leadership of the Corporation in a challenging year and credited Mr. Stevens for rapidly responding to shifting customer priorities and economic challenges, circumstances that were often outside the control of the Corporation or Mr. Stevens. This response was reflected in the Corporation’s robust backlog despite the loss of key large programs (Transformational Communications System Mission Operations System known as TMOS and VH-71, in particular), high levels of ROIC, and cash generation at levels that permitted a discretionary $1.5 billion contribution to our defined benefit pension trust. The Compensation Committee concluded that Mr. Stevens had been instrumental in minimizing the impact of revised customer priorities and economic conditions. The Compensation Committee considered that corporate performance was reflected in a corporate rating that was lower than the corporate rating in 2008 which meant that Mr. Stevens’ bonus would be lower in 2009. The Compensation Committee recommended and the Board approved a bonus in the amount of $3,900,000 (based on an individual performance factor of 1.25).

Other NEOs – For Mr. Kubasik’s and Mr. Heath’s individual performance factor, the Compensation Committee considered the strategic, operational, and financial results of the business area managed by the NEO. For Mr. Tanner, the Compensation Committee considered our financial performance and Mr. Tanner’s role in our financial results. For Mr. Comey, the Compensation Committee considered Mr. Comey’s position as chief legal officer and as chief governance officer and the role the chief legal officer plays in creating an environment of compliance and ethical responsibility. Based on their achievements and contributions to corporate performance, the Compensation Committee approved an individual performance factor (as recommended by the CEO) of 1.3 for each of the NEOs.

EXECUTIVE COMPENSATION

NEO	Performance Highlights
Mr. Kubasik	•Executed strategy including expansion into new markets •Delivered results despite business disruptors •Enhanced employee engagement
Mr. Heath	•Successful oversight of the F-35 program •Streamlined manufacturing processes while improving quality •Solid financial performance
Mr. Tanner	•Led record cash generation •Executed opportunistic and balanced cash deployment strategies •Oversaw strong internal controls and transparent financial disclosures
Mr. Comey	•Successfully resolved litigation •Effectiveness as the Chief Governance Officer •Leadership in ethics, integrity, and compliance

Each NEO’s individual performance factor, combined with the corporate factor, resulted in the following MICP awards as a percentage of target:

NEO	Target %	2009 MICP Award as a % of Target Percentage *	2009 MICP Award as a % of Salary
Mr. Stevens	150%	144%	217%
Mr. Kubasik	75%	150%	112%
Mr. Heath	75%	150%	112%
Mr. Tanner	75%	150%	112%
Mr. Comey	65%	150%	97%

* Maximum 195%. The Compensation Committee amended the MICP in January 2010 to designate a target of 125% for the President and COO.

Long-Term Incentive Opportunity

In 2009, long-term incentive (“LTI”) compensation for our NEOs was composed of three elements: stock options, RSUs, and a cash-based LTIP award.

Market Based Grants – Hewitt provided information on LTI values awarded for comparable positions in the Comparator Group and general information on the mix of elements of LTI. In 2009, the economic value of the elements of our LTI was allocated approximately as follows:

Long-Term Incentives

This mix is reviewed annually in light of Comparator Group practice and was changed for grants in 2010 to 35% stock options, 25% RSUs, and 40% LTIP to reflect changes in the mix in the Comparator Group.

Stock Options – The right to purchase the Corporation’s stock at a fixed price for a defined period of time.

RSUs – A promise to deliver shares of stock in the future after satisfaction of vesting requirements based on continued employment.

LTIP – A cash-based program that measures performance over a three-year cycle using performance criteria established by the Compensation Committee at the beginning of the three-year period.

EXECUTIVE COMPENSATION

The SVP, HR, using data provided by Hewitt, presented the Compensation Committee with the estimated economic value of total LTI and the allocation of that value among the elements of LTI for each NEO. The data provided by the SVP, HR showed Comparator Group data at the 50th percentile for all NEOs and additionally at the 75th percentile for the CEO. Hewitt uses the Black-Scholes methodology for the options portion, the grant date fair value for RSUs, and valuation methodologies for LTIP to determine the economic value of LTI. For individual grants, adjustments from the median may be made based on individual performance.

Long-Term Incentives in 2009 (“2009 Grants of Plan-Based Awards” Table)

The following table shows the relationship between the economic value of long-term incentive awards in 2009 for each NEO and economic value at the 50th percentile for that position within our Comparator Group. (The table does not include the value of the RSU retention grants).

NEO	LTI Target Economic Value as a Percentage of 50th Percentile
Mr. Stevens	124%
Mr. Kubasik	103%
Mr. Heath	103%
Mr. Tanner	93%
Mr. Comey	115%

Option Grants in 2009

Grant sizes were calculated generally by multiplying the target LTI economic value by 50% (the weighting assigned to the options element) and dividing it by the value of a single option, determined under the Black-Scholes methodology and based on assumptions used for recognizing expense in our financial statements contained in our Annual Report in accordance with ASC 718. These assumptions are set out in Note 12 to our financial statements contained in our Annual Report. For the 2009 option grant, the grant date fair value was $14.92. The exercise price for the grants was $82.52. These options, along with the options granted in January 2008 and January 2007 at an exercise price of $106.87 and $96.06, respectively, are underwater currently and will provide no value to a NEO unless, within ten years of the grant, our stock price exceeds the exercise price.

RSU Grants in 2009

RSU grant sizes (other than the RSU retention grants) were calculated generally by multiplying the target LTI economic value by 20% (the weighting assigned to the RSU element) and dividing it by the value of a single RSU, determined using the estimated grant date value. The 2009 RSU fair value on the date of grant was $82.52. Using our December 31, 2009 closing stock price of $75.35, these RSUs, along with the RSUs granted in 2008 and 2007 at a grant date fair value of $106.87 and $96.06, respectively, have declined in value since their grant.

In addition to making grants of long-term incentive compensation based on market data, we have made grants of RSUs from time to time for retention purposes. At the recommendation of the CEO, the Compensation Committee approved grants of RSUs in January 2009 to Mr. Kubasik, Mr. Heath, Mr. Tanner, and Mr. Comey in addition to the regular market-based grants. The grant date fair value of the RSU retention grants was equal to approximately two times the rate of base salary and target bonus for the NEO receiving the award. These grants were intended to provide retention incentives to executives considered vulnerable to recruitment efforts.

The RSUs granted in 2009 were forfeitable to the extent the value of the RSUs on the date of grant exceeded a cap of 0.2% (for Mr. Stevens) and 0.04% (for each of the other NEOs and 0.125% in the case of the RSUs granted for retention purposes) of 2009 corporate cash flow as defined in the RSU award agreement. If the value of the RSUs exceeded the cap, the NEO would forfeit a number of RSUs equal in value to the amount in excess of the cap. Based on 2009 cash flow, no NEO forfeited RSUs granted in January 2009. The RSUs remain subject to three-year cliff vesting requirements based on continued employment.

EXECUTIVE COMPENSATION

LTIP Awards

LTIP measures performance over three years against pre-established financial goals. The amount to be paid under the LTIP is formulaic so that neither management nor the Compensation Committee has authority to increase an LTIP payment.

Each NEO’s LTIP target is determined at the beginning of each performance cycle. The total award at the end of the performance cycle is calculated based on our performance measured against an external performance metric (TSR) and two internal performance metrics (ROIC and cash flow) and can range from 0% (no payout) to 200% of the NEO’s target (maximum payout). We chose TSR, ROIC, and cash flow because these metrics are standard measures of performance important to stockholders and provide insight into the quality of earnings. We use our long-range planning process to set the targets for the LTIP internal performance metric because the long-range plan requires us to balance what we want to achieve to continue to grow as a company and what we believe we can achieve in three years through focused teamwork and leadership. The targets (100% payout) are considered “risk-balanced” goals which we view as reasonably achievable through sound program execution. Payout at the 200% level requires exceptional levels of performance throughout the Corporation.

Since its inception in 1999, payments under the LTIP have been as follows:

Performance Cycle	Percent of Target Award Earned
1999-2000	0%
1999-2001	91%
2000-2002	200%
2001-2003	185%
2002-2004	70%
2003-2005	0%
2004-2006	180%
2005-2007	200%
2006-2008	199.25%
Nine Year Average	125.03%

External performance metric – Fifty percent of the award is based on the Corporation’s performance relative to others. Our percentile ranking for three-year TSR is compared to that of each of the companies in the S&P Industrials Index in accordance with the following table.

Vesting – The point in time when stock options become exercisable, or when other executive compensation becomes nonforfeitable.

Graded Vesting – An equal portion of the award becomes vested in each year of the vesting period. The 2009 options have graded vesting, resulting in one-third of the total award becoming vested each year of the vesting period.

Cliff Vesting – No portion of the award is vested until the end of the vesting period. The 2009 RSUs have a cliff vesting term of three years.

TSR – The change in stock price plus reinvestment of dividends.

ROIC – Defined in the award agreement as A divided by B, where:

A = Average annual (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate; and

B = Average year end (beginning with the year end immediately preceding the beginning of the performance period) (i) debt (including current maturities of long-term debt) plus (ii) stockholders’ equity plus the post-retirement plan amounts (positive or negative) determined at year end as included in our Statement of Stockholder Equity.

EXECUTIVE COMPENSATION

Percentile Ranking	External Performance Factor
75th or higher	200%
60th	150%
50th	100%
40th	50%
35th	25%
Below 35th	0%

Internal performance metric – Fifty percent of the award is based on achievement of two internal performance metrics measured over the three-year period.

ROIC (25% of the award) – One hundred percent of the ROIC target is payable if we achieve the ROIC portion of our three-year long-range plan. Two hundred percent of target would be payable if ROIC exceeds our long-range plan by more than 40 basis points. No amount is payable if the change in ROIC is more than 40 basis points below our long-range plan.

Cash Flow (25% of the award) – One hundred percent of the cash flow target is payable if we achieve the level of cumulative cash flow contained in our three-year long-range plan. Two hundred percent of target would be payable if cumulative cash flow exceeds our long-range plan by $1 billion. No amount is payable if cumulative cash flow is more than $1 billion below our plan.

Cash Flow – During the performance period is defined as net cash flow from operations but not taking into account:

– The aggregate difference between the amount forecasted in our long-range plan to be contributed to our defined benefit pension plans during the performance period and the actual amounts we contribute during the performance period.

– Any tax payments or benefits during the performance period associated with the divestiture of business units.

Following is an example of how the total performance payout factor is calculated:

The total award for each NEO is calculated by multiplying their target award by the performance payout factor.

As a further incentive for performance and retention, 50% of the award payout must be deferred for two years. This mandatorily-deferred portion of the award is treated during the deferral period as though it was invested in our stock and is subject to a continuing employment requirement. The amount paid at the end of the two-year deferral period will be based on the price of our stock at that time.

EXECUTIVE COMPENSATION

LTIP 2009-2011 Targets Opportunities (Column (c), (d), (e) of “2009 Grants of Plan-Based Awards” Table)

In January 2009, the Compensation Committee established the 2009-2011 LTIP targets for each NEO. The targets were calculated generally by multiplying total LTI economic value by 30% (the weighting assigned to the LTIP element) assigned to the NEO and dividing it by the LTIP discount. The discount takes into account performance risk and potential forfeiture. For the 2009-2011 LTIP performance cycle, the discount was 87%.

Payment of LTIP Awards for the 2007-2009 Cycle (Column (g) of the “Summary Compensation Table”)

The Compensation Committee reviewed and certified performance for the 2007-2009 LTIP at its January 2010 meeting. The 2007-2009 LTIP measured corporate performance over a three-year cycle from January 1, 2007 through December 31, 2009. The Compensation Committee had assigned LTIP targets for each of the NEOs at the beginning of 2007.

The following table outlines the calculation of the performance factor for the 2007-2009 LTIP award:

Element	Measurement	Performance Result	Performance Factor	Weight	Weighted Performance Factor
External Performance Metric TSR	Our relative ranking of its TSR for the performance period compared to the TSR for the companies in the S&P Industrials Index	39th Percentile	44%	50%	22%
Internal Performance Metric ROIC	100% of target was 17.2%	>40 basis points above plan	200%	25%	50%
Internal Performance Metric Cash Flow	100% of target was $11B	$13.3B	200%	25%	50%
Total Performance Payout Factor					122%

Neither the Compensation Committee nor management had any authority to adjust the 2007-2009 LTIP payouts.

Payout of Deferred Portion of LTIP Awards for the 2005-2007 Cycle

Fifty percent of the payment from the 2005-2007 LTIP was mandatorily deferred following the end of the performance cycle in 2007. The deferred amount was treated during the deferral period as though it was invested in our stock and the value paid at the end of the deferral period was based on the closing stock price on December 31, 2009 ($75.35). At the time of the deferral, the price per share of our stock was $105.26. The deferred amount was paid out (or further deferred at the election of the NEO) based on the December 31, 2009, closing stock price of $75.35, resulting in a 24.8% decrease in value (after taking into account reinvestment of cash dividend equivalents). A similar drop in value has occurred with respect to the still-deferred portion of the 2006-2008 LTIP. The December 31, 2008, closing stock price used for deferral was $84.08; based on the December 31, 2009 closing stock price of $75.35, this represents a 7.6% decrease in value (after taking into account reinvestment of cash dividend equivalents).

EXECUTIVE COMPENSATION

Other Corporate Governance Considerations in Compensation

Tax Deductibility of Executive Compensation

Under section 162(m) of the Internal Revenue Code, the company’s tax deduction for compensation paid to each of the NEOs (excluding the CFO) is capped at $1 million. Section 162(m) provides an exception from the $1 million cap for compensation qualifying as “performance-based.” We have designed our MICP, LTIP, RSUs and stock options to qualify as “performance-based” compensation exempt from the $1 million cap on deductibility.

Policy Regarding Timing of Option and Other Equity Grants

The Corporation has a corporate policy statement concerning the grant of equity awards which states that:

•	The Compensation Committee is responsible for determining the grant date of all equity awards.

•	No equity award may be backdated.

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The grant date will not be earlier than the date the Compensation Committee approves the equity award. A future date may be used. If the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period, the Compensation Committee’s practice has been to designate as the date of grant a future date at least 48 hours following the release of earnings or other material information.

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Proposed equity awards are presented to the Compensation Committee in January of each year. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention, or acquisition transactions.

The closing price for our stock on the NYSE on the date specified as the grant date is the exercise price for an option award. In addition, the IPA Plan prohibits re-pricing of stock options.

Clawback and Other Protective Provisions

In January 2008, the Board amended its Corporate Governance Guidelines to include what is commonly referred to as a clawback policy. Under the policy, if the Board determines that:

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an officer’s intentional misconduct or gross negligence, or failure to report another person’s such acts, was a contributing factor to a requirement that we restate all or a portion of our financial statements; or

•

an officer engaged in fraud, bribery, or other illegal act, or the officer’s intentional misconduct or gross negligence contributed to another person’s fraud, bribery or other illegal act (including a failure to report such an act), that, in either case, adversely impacted our financial position or reputation, the Board shall take such action as it deems in the best interests of the Corporation and necessary to remedy the misconduct and prevent its recurrence. Among other things, the Board may seek to recover or require reimbursement of any amount awarded to the officer after January 1, 2008, in the form of an MICP bonus or long-term incentive award.

In order to implement the policy on clawbacks, to ensure that proprietary information is protected, and to facilitate retention of key employees, the Compensation Committee amended the MICP and included provisions in the award agreements for the RSUs, stock options, and LTIP awarded in January 2008 and January 2009, setting forth our right to recapture amounts covered by the policy. The award agreements for the NEOs also contain post-employment restrictive covenants.

EXECUTIVE COMPENSATION

Stock Ownership Guidelines for Key Employees

We expect the NEOs to maintain an ownership interest in the Corporation and have established Stock Ownership Guidelines for Key Employees, as follows:

Title	Annual Base Pay Multiple
Chief Executive Officer	5 times
Chief Operating Officer	4 times
Executive Vice President	3 times
Senior Vice President	2 times

As of February 1, 2010, each of the NEOs satisfied the stock ownership guidelines. The securities counted toward their respective target threshold include common stock, unvested RSUs, and stock units under the SSP, NQSSP, and DMICP.

Post-Employment, Change in Control, and Severance Benefits

Our NEOs do not have employment agreements. In January 2008, the Board approved the Lockheed Martin Corporation Severance Benefit Plan For Certain Management Employees (“Executive Severance Plan”). Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are eligible for the plan.

The benefit payable in the plan is one times the NEO’s base salary and the equivalent of one year’s target MICP bonus. For the CEO, the multiplier is 2.99 instead of 1. The Compensation Committee believes a higher multiplier for the CEO to be competitive with prevailing market practices.

In addition, NEOs participating in the plan will receive a lump sum payment to cover the cost of medical benefits for one year and outplacement and relocation services. In order to receive the full severance benefit, the NEO must execute a release of claims and an agreement containing post-employment non-compete and non-solicitation covenants comparable to those included in our 2009 stock option, RSU, and LTIP award agreements.

Upon certain terminations of employment, including death, disability, retirement, layoff, divestiture, or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned, or accelerated vesting of long-term incentives in full or on a pro-rata basis. The type of event and the nature of the benefit determine which of these approaches applies. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. Because termination benefits consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation and the vesting of previously granted long-term incentive awards. In the case of stock options and LTIP, vesting following a change in control is a “single-trigger” and occurs upon the change in control. In the case of RSUs, the award agreements impose a “double-trigger,” both a change in control and termination of employment.

RSUs generally have been used to address retention issues. The double-trigger is a retention tool. Stock options have a retention feature but also reward common stock appreciation and enable recipients to share in both the risk and rewards of stock ownership through stock depreciation or appreciation. Given the compensatory nature of the

EXECUTIVE COMPENSATION

awards tied to stock appreciation, immediate vesting upon a change in control permits participants to participate in any price appreciation associated with a change in control or control premium, on a basis similar to that available to stockholders as a whole.

The section of this Proxy Statement entitled “Potential Payments Upon Termination or Change In Control” on page 61 provides further information on post-employment payments.

Government Reimbursement of Compensation

As a government contractor, we are subject to the Federal Acquisition Regulation, which limits the reimbursement of costs by our government customers for senior executive compensation to a benchmark compensation cap established each year. The benchmark cap applies to the five most-highly-compensated executives assigned to our headquarters, intermediate home offices, and business segments. When comparing senior executive compensation to the benchmark cap, wages, salary, bonuses, and deferred compensation for the year, whether paid, earned, or otherwise accrued, must be included. For 2009, the benchmark compensation cap published in the Federal Register was $684,181. Any amounts over the cap were considered unallowable and, therefore, not recoverable under our government contracts.

We also have contracts that require that we provide a summary of contract performance to the Board or person having responsibility for setting the compensation of senior management annually so that performance can be considered in setting the compensation of the contractor’s senior executives – defined as the five most-highly-compensated employees at the corporate level, including the CEO.

EXECUTIVE COMPENSATION

The following table shows annual and long-term compensation awarded, earned, or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2009. Numbers have been rounded to the nearest dollar. Effective January 1, 2010, Christopher E. Kubasik (formerly Executive Vice President, Electronic Systems) was elected President and COO. Robert J. Stevens (formerly Chairman, President and CEO) remains Chairman and CEO.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year [1]	Salary [2]	Bonus [3]	Stock Awards [4]	Option Awards [5]	Non-Equity Incentive Plan Compensation [6]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [7]	All Other Compensation [8,9]	Total

		($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Stevens Chairman & Chief Executive Officer	2009	1,834,615	3,900,000	2,558,120	6,564,800	5,246,000	2,523,312	369,916	22,996,763
	2008	1,774,038	4,250,000	2,992,360	4,827,500	8,567,750	2,688,524	451,414	25,551,586
	2007	1,627,500	3,900,000	3,121,950	5,397,750	8,500,000	1,870,845	1,544,651	25,962,696
Christopher E. Kubasik President & Chief Operating Officer	2009	1,007,115	1,121,300	3,849,558	1,359,212	1,128,500	456,646	131,256	9,053,587
	2008	916,154	1,314,800	534,350	1,177,910	1,394,750	461,159	185,189	5,984,312
	2007	837,019	1,201,700	451,482	1,153,919	1,350,000	243,298	701,336	5,237,418
Ralph D. Heath Executive Vice President Aeronautics	2009	765,961	852,200	2,983,098	1,159,284	854,000	989,485	94,162	7,698,190
	2008	700,481	1,003,800	363,358	882,467	1,295,125	1,114,226	150,335	5,509,792
	2007	646,346	926,000	350,619	866,039	1,300,000	1,709,864	504,224	5,798,868
Bruce L. Tanner Executive Vice President & Chief Financial Officer	2009	742,019	835,300	2,785,050	1,218,964	183,000	1,157,958	75,963	6,998,254
	2008	619,904	911,900	309,923	762,745	–	924,755	208,534	3,737,761
	2007	398,492	517,500	72,045	177,526	–	350,134	165,607	1,515,697
James B. Comey Senior Vice President & General Counsel	2009	730,289	704,500	2,653,018	972,784	793,000	200,059	60,147	6,113,797
	–	–	–	–	–	–	–	–	–
	–	–	–	–	–	–	–	–	–

NOTES TO TABLE:

(1)        Information is provided for 2009 only for Mr. Comey. He was not a NEO in 2007 or 2008.

(2)        Salary is paid weekly in arrears. In column (c), we reported salary based on the year in which it was paid. Mr. Stevens’ annual rate of pay is $1,800,000. He did not receive a salary increase in 2009. The amount reported in column (c) reflects actual amounts paid in 2009 and appears greater than $1,800,000 because we had 53 pay periods in 2009 compared to 52 pay periods in 2008. The 2009 amount also appears greater than his 2008 rate because he did receive a salary increase in 2008 but it was not effective for the full year (therefore he did not earn that salary for the full year).

(3)        The annual bonuses paid to each NEO for performance under the MICP are listed in column (d) for the year the bonus is earned. MICP awards are based on both quantitative and subjective assessments of performance over a one-year period.

(4)        Represents the aggregate grant date fair value for RSUs granted to each of the listed NEOs in 2009. The grant date fair value of one RSU is equal to the closing price of our stock on the date of grant (January 26, 2009) and is $82.52. The grant date fair value does not change to reflect changes in our stock price after the grant date. The grant date fair value of the RSUs takes into account the right to receive cash payments equal to the dividends

EXECUTIVE COMPENSATION

declared on our stock prior to the time the RSUs are vested. Equity grants (including RSUs) are typically made to the NEOs in January of a particular year. For Mr. Kubasik, Mr. Heath, Mr. Tanner, and Mr. Comey, the RSU grants included an additional retention grant intended to provide an incentive to remain with the Corporation. Of the value shown in column (e) for RSUs, the amounts associated with the incentive grant and the amounts associated with the retention grant are shown in footnote (2) in the “2009 Grants of Plan-Based Awards” table on page 51. Values reported for 2007 and 2008 are based on grant date fair value $96.06 and $106.87, respectively. These values differ from the values reported in our 2008 and 2009 proxy statements which reported the amount recognized in our financial statements contained in our Annual Report in accordance with ASC 718.

(5)        Represents the aggregate grant date fair value of the options granted to each of the listed NEOs in 2009 ($14.92). The grant date fair value of the options is based on the closing price of our stock ($82.52) on the date of grant (January 26, 2009). The assumptions used in determining the grant date fair value of the option grants are set forth in Note 12 to our financial statements contained in our Annual Report. Values reported for 2007 and 2008 are based on grant date fair value $23.99 and $19.31, respectively. These values differ from the values reported in our 2008 and 2009 proxy statements which reported the amount recognized in our financial statements contained in our Annual Report in accordance with ASC 718.

(6)        The amounts listed for LTIP awards were earned in the three-year cycle ending on December 31 of the year reported in column (b) of the table. Fifty percent of the amount shown is deferred by the Corporation for two years and treated during that period as if it were invested in our common stock. Deferred amounts (whether mandatory deferrals by the Corporation or deferrals by the executive) are reported for the year earned and not when paid to the executive. Mr. Tanner was not eligible for the 2006-2008 or 2005-2007 LTIP awards. See footnote (6) to “2009 Nonqualified Deferred Compensation” table on page 60.

(7)        Represents solely the aggregate change in the accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) for the year reported (from December 31 to December 31). The amounts were computed using the same assumptions we used to account for retirement benefits under ASC 715 and described in Note 10 to our financial statements contained in our Annual Report, except that the amounts were calculated based on benefits commencing at age 60 for each of the NEOs. We used age 60 rather than the plans’ normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Stevens’, Mr. Heath’s, and Mr. Tanner’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Mr. Stevens, Mr. Heath, and Mr. Tanner reflect the reduction. Amounts paid under our plans are based on assumptions contained in the plans and may be different than the assumptions used for financial statement reporting purposes. This column also reports earnings on deferred compensation above 120% of the applicable federal rate published by the IRS (“above-market earnings”). The following table shows the breakdown between change in pension value and above-market earnings as reported above:

	Change in Pension Value	Above-Market Earnings

	($)	($)
Mr. Stevens	2,424,636	98,676
Mr. Kubasik	455,898	748
Mr. Heath	979,497	9,988
Mr. Tanner	1,156,168	1,790
Mr. Comey	199,845	214

None of the NEOs had above-market earnings in 2008 or 2007.

EXECUTIVE COMPENSATION

(8)        Perquisites and other personal benefits provided to the NEOs in 2009 included: use of company aircraft for personal travel; home security systems and monitoring; annual physical exams; home office Internet connectivity expenses; and travel expenses for a family member accompanying the NEO while on business travel or for security reasons. Some or all of the NEOs also received the following perquisites, none of which individually exceeded $1,000 for any executive: incidental travel expenses, personal liability insurance and accidental death and dismemberment insurance. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets and a company-provided car and driver for personal commuting to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost of such items. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for home security systems and monitoring for Mr. Stevens ($176,351). The incremental cost for use of company aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2009 (including fuel, maintenance, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries). The home security systems and monitoring expense amount noted above represents the aggregate payments made by the Corporation for such services, products, or reimbursements provided in 2009.

(9)        In addition to the perquisites described in footnote (8) for 2009, column (i) contains other items of compensation listed in the following table.* All items in the following table are paid under broad-based programs for U.S. salaried employees except the tax gross-ups and the NQSSP match. The LM Foundation matching contribution includes charitable contributions made in 2009 or to be made by the LM Foundation in 2010 to match a contribution made by the NEO in a prior year.

* Table for footnote (9)

Other Compensation

	Tax Gross-Ups	Corporation Matching Contribution to SSP (401(k) Plan)	Corporation Matching Contribution to NQSSP (Nonqualified 401(k) Plan)	Group Life Insurance	LM Foundation Matching Gift Program for Colleges and Universities

	($)	($)	($)	($)	($)
Mr. Stevens	78,829	2,640	69,360	10,062	0
Mr. Kubasik	43,140	4,785	34,747	3,258	10,000
Mr. Heath	26,667	2,640	27,376	10,850	10,000
Mr. Tanner	30,089	2,787	26,391	3,400	0
Mr. Comey	9,836	8,250	20,365	2,340	10,000

In 2009, the Corporation provided tax gross-ups on business association fees and incidental expenses, home office Internet connectivity expenses, home security systems and monitoring, personal liability insurance, and family member travel expenses to accompany a NEO on business travel or for security reasons.

EXECUTIVE COMPENSATION

2009 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Option Awards: Number of Securities Underlying Options [5]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards [6]
			Threshold [3]	Target	Maximum [4]	Threshold	Target	Maximum

			($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Robert J. Stevens	1/26/2009	LTIP	275,000	4,400,000	8,800,000	0	31,000	31,000	–	–	2,558,120
	1/26/2009		–	–	–	–	–	–	440,000	82.52	6,564,800
Christopher E. Kubasik	1/26/2009	LTIP	56,250	900,000	1,800,000	0	46,650	46,650	–	–	3,849,558
	1/26/2009		–	–	–	–	–	–	91,100	82.52	1,359,212
Ralph D. Heath	1/26/2009	LTIP	46,875	750,000	1,500,000	0	36,150	36,150	–	–	2,983,098
	1/26/2009		–	–	–	–	–	–	77,700	82.52	1,159,284
Bruce L. Tanner	1/26/2009	LTIP	50,625	810,000	1,620,000	0	33,750	33,750	–	–	2,785,050
	1/26/2009		–	–	–	–	–	–	81,700	82.52	1,218,964
James B. Comey	1/26/2009	LTIP	39,375	630,000	1,260,000	0	32,150	32,150	–	–	2,653,018
	1/26/2009		–	–	–	–	–	–	65,200	82.52	972,784

NOTES TO TABLE:

(1)        Includes LTIP grants for the 2009-2011 cycle ending December 31, 2011. At the end of a three-year performance period, 50% of the combined amount earned under the LTIP performance measures is payable in cash. Payment of the remaining portion of the award is deferred for two years, subject to continued employment, and treated during that period as if it were invested in our common stock. Amounts deferred become payable in cash on the second anniversary date of the end of the performance period. Awards are subject to forfeiture upon termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the mandatorily deferred portion) except in the event of retirement, death, disability, divestiture, or change in control. If the event occurs prior to the end of the performance cycle, LTIP awards are prorated. If the event occurs during the two-year mandatory deferral period, LTIP awards are paid out immediately.

(2)        Shows the number of RSUs granted under the IPA Plan by the Compensation Committee on January 26, 2009. The RSU grant made to Mr. Stevens was subject to forfeiture to the extent the value of the RSUs on January 26, 2009, was greater than .2% of 2009 cash from operations. A portion of the RSU grants made to Mr. Kubasik (40,300 RSUs); Mr. Heath (30,750 RSUs); Mr. Tanner (27,950 RSUs); and Mr. Comey (27,600 RSUs) were designated as retention grants and were subject to forfeiture to the extent the value of the retention grant for a recipient on January 26, 2009, was greater than .125% of 2009 cash from operations. The remainder of the RSU grants made to Mr. Kubasik (6,350 RSUs); Mr. Heath (5,400 RSUs); Mr. Tanner (5,800 RSUs); and Mr. Comey (4,550 RSUs) were subject to forfeiture to the extent the value of the incentive grant for a recipient on January 26, 2009, was greater than .04% of 2009 cash from operations. Based on 2009 cash from operations, none of the RSUs was forfeited. The RSUs vest on the third anniversary of the date of grant or upon death, disability, divestiture, or termination following change in control. If the employee retires or is laid off after January 26, 2010, but prior to the third anniversary of the grant, a pro-rata portion of the RSUs becomes nonforfeitable. RSU recipients receive cash dividend equivalents during the vesting period. We showed the RSUs in columns (f) through (h) because of the potential for forfeiture based on the metric using 2009 cash from operations. Column (i) is omitted because there were no other incentive stock awards in 2009.

EXECUTIVE COMPENSATION

(3)        The threshold is the minimum amount payable for a certain level of performance stated in the LTIP award agreement. LTIP awards measure performance against three separate metrics described under “Long-Term Incentives in 2009 – LTIP Awards” beginning on page 42, the results of which are added together for the payout (if any). If performance falls below the stated level of performance for a metric, no amount would be paid with respect to that metric. Assuming any payment is earned, the minimum amount payable under the LTIP is 6.25% of the target.

(4)        The maximum award payable under the LTIP is 200% of the target.

(5)        Shows the number of stock options granted under the IPA Plan by the Compensation Committee on January 26, 2009. Under the 2009 award agreements, options have a ten-year term and vest in three equal installments on the first, second, and third anniversary of the date of grant. Options expire 30 days following termination of employment, except in the case of death, disability, divestiture, layoff, or retirement. In the event of death or disability, all outstanding options vest immediately and expire ten years after the date of grant (i.e., the normal expiration date of the award). In the event of layoff, the term of any outstanding options remains ten years and the options become exercisable on the date the options would have otherwise vested had the NEO remained our employee. In the event of divestiture, the options become exercisable on the date the options would have otherwise vested and any outstanding options terminate five years from the effective date of the divestiture or on the option’s normal expiration date, whichever occurs first. In the event of retirement on or after the first vesting date, the term of any outstanding options does not change and the options become exercisable on the date the options would have otherwise vested. Retirement before the first vesting date results in forfeiture of the options. Upon a change in control, all options vest immediately.

(6)        The assumptions used for determining the grant date fair value are set forth in Note 12 to our financial statements contained in our Annual Report. The grant date fair value for the January 26, 2009 equity awards was $14.92 for each option and $82.52 for each RSU granted on January 26, 2009. The grant date fair value does not change to reflect changes in our stock price after the grant date.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options [1]		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested [2,3]

	(#)	(#)		($)		(#)		($)
	Exercisable	Unexercisable

(a)	(b)	(c)		(e)	(f)	(g)		(h)
Robert J. Stevens	0	440,000	[4]	82.52	1/25/2019	31,000	[5]	2,335,850
	83,333	166,667	[6]	106.87	1/26/2018	28,000	[7]	2,109,800
	150,000	75,000	[8]	96.06	1/29/2017	32,500	[9]	2,448,875
	300,000	0		67.97	2/1/2016	92,000	[1][0]	6,932,200
	150,000	0		57.81	1/31/2015	–		–
Christopher E. Kubasik	0	91,100	[4]	82.52	1/25/2019	46,650	[5]	3,515,078
	20,333	40,667	[6]	106.87	1/26/2018	5,000	[7]	376,750
	32,066	16,034	[8]	96.06	1/29/2017	4,700	[9]	354,145
	36,000	0		67.97	2/1/2016	–		–
	50,000	0		57.81	1/31/2015	–		–
Ralph D. Heath	0	77,700	[4]	82.52	1/25/2019	36,150	[5]	2,723,903
	15,233	30,467	[6]	106.87	1/26/2018	3,400	[7]	256,190
	24,066	12,034	[8]	96.06	1/29/2017	3,650	[9]	275,028
	36,000	0		67.97	2/1/2016	–		–
	50,000	0		57.81	1/31/2015	–		–
Bruce L. Tanner	0	81,700	[4]	82.52	1/25/2019	33,750	[5]	2,543,063
	13,166	26,334	[6]	106.87	1/26/2018	2,900	[7]	218,515
	4,933	2,467	[8]	96.06	1/29/2017	750	[9]	56,513
	6,000	0		67.97	2/1/2016	–		–
	11,500	0		57.81	1/31/2015	–		–
	12,000	0		49.27	1/29/2014	–		–
	8,000	0		51.10	1/28/2013	–		–
James B. Comey	0	65,200	[4]	82.52	1/25/2019	32,150	[5]	2,422,503
	15,500	31,000	[6]	106.87	1/26/2018	3,500	[7]	263,725
	23,000	11,500	[8]	96.06	1/29/2017	3,450	[9]	259,958
	13,334	0		67.97	2/1/2016	–		–

NOTES TO TABLE:

(1)        Column (d) omitted because none of the NEOs held options that qualified as equity incentive plan awards at 2009 year-end.

(2)        We reported RSUs granted in January 2009 as equity incentive awards in columns (f) through (h) of the “2009 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the cash flow levels specified in the award agreements. This feature of the RSU grants was satisfied at the end of 2009. Columns (i) and (j) omitted because none of the NEOs held stock awards that qualified as equity incentive plan awards at 2009 year-end.

EXECUTIVE COMPENSATION

(3)        The market value shown in column (h) is calculated by multiplying the number of RSUs by the December 31, 2009, closing price for our common stock ($75.35).

(4)        Represents stock options granted on January 26, 2009, which vest in three equal annual installments on January 26, 2010, January 26, 2011, and January 26, 2012, except that vesting may occur earlier as described in footnote (5) to the “2009 Grants of Plan-Based Awards” table.

(5)        Represents RSUs granted on January 26, 2009, which vest on January 26, 2012, except that vesting may occur earlier as described on footnote (2) to the “2009 Grants of Plan-Based Awards” table.

(6)        Represents stock options granted on January 28, 2008, which vest in three equal annual installments on January 28, 2009, January 28, 2010, and January 28, 2011, except that vesting may occur earlier as described in footnote (5) to the “2009 Grants of Plan-Based Awards” table.

(7)        Represents RSUs granted on January 28, 2008, which vest on January 28, 2011, except that vesting may occur earlier as described in footnote (2) to the “2009 Grants of Plan-Based Awards” table.

(8)        Represents stock options granted on January 29, 2007, which vested in three equal annual installments on January 29, 2008, January 29, 2009, and January 29, 2010, except that vesting may occur earlier as described in footnote (5) to the “2009 Grants of Plan-Based Awards” table.

(9)        Represents RSUs granted on January 29, 2007, which vested on January 29, 2010.

(10)        The February 1, 2006, RSU award to Mr. Stevens includes extended vesting terms for a portion of the RSUs (92,000). The purpose of the extended vesting was to retain Mr. Stevens to age 60 and beyond. As amended by the Compensation Committee on January 27, 2010, the grant vests gradually as he reaches specified ages ranging from 60 to 62 as shown in the following table.

Vesting Date	Number of RSUs Vesting
September 8, 2011	55,200
September 8, 2012	25,000
September 8, 2013	11,800

Total	92,000

Prior to amendment by the Compensation Committee on January 27, 2010, tranches consisting of 7,360 RSUs vested on September 8, 2012, 2013, 2014, 2015, and 2016.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED DURING 2009
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)
Robert J. Stevens	0	0	40,000 [1]	3,281,600 [2]
Christopher E. Kubasik	0	0	17,500 [3]	1,402,940 [4]
Ralph D. Heath	0	0	5,500 [1]	451,220 [2]
Bruce L. Tanner	0	0	2,000 [1]	164,080 [2]
James B. Comey	0	0	7,000 [1]	574,280 [2]

NOTES TO TABLE:

(1)        Vesting on February 1, 2009 of RSUs granted on February 1, 2006. Number of shares shown as vesting is prior to reduction in shares to satisfy income tax withholding requirements.

(2)        Value realized calculated based on the number of shares multiplied by the closing price of our common stock on the date of vesting ($82.04).

(3)        Mr. Kubasik received an award of 8,500 RSUs on February 1, 2006 which vested on February 1, 2009 and an award of 9,000 RSUs on September 28, 2006 which vested on September 28, 2009. Number of shares shown as vesting is prior to reduction in shares to satisfy income tax withholding requirements.

(4)        Value realized calculated based on the number of shares multiplied by the closing price of our common stock on the date of vesting of February 1, 2009 ($82.04) and September 28, 2009 ($78.40).

EXECUTIVE COMPENSATION

Retirement Plans

During 2009, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (“LMRP”), which is a combination of the following prior plans for salaried employees with some protected benefits: Lockheed Martin Corporation Retirement Income Plan which covered former Martin Marietta employees; Lockheed Martin Corporation Retirement Income Plan III which covered former Loral Corporation employees; and Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees which covered former Lockheed employees (collectively, the “Prior Plan”).

The calculation of retirement benefits under the LMRP is determined by a formula which takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. Average compensation includes the NEO’s base salary, bonuses earned under the MICP, and lump sum payments in lieu of a salary increase. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 (with five years of service) at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five or ten year guarantee, or as a level income annuity. In addition, a NEO who retires on or before January 1, 2011, between ages 60 and 62 with at least ten years of service is eligible for temporary supplemental payments ending at age 62 when eligibility for social security commences.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, MICP bonuses awarded that year, and 401(k) and pre-tax contributions. The Prior Plan also contains a Personal Retirement Provision which is an account balance based on past allocations. This account balance is available as a lump sum at termination or can be converted to an annuity. A portion of the pension benefits for Mr. Stevens, Mr. Heath, and Mr. Tanner was earned under the Prior Plan.

Mr. Stevens and Mr. Heath were eligible for early retirement as of December 31, 2009. As of December 31, 2009, Mr. Stevens, Mr. Kubasik, Mr. Heath, and Mr. Tanner were vested in the LMRP and Mr. Comey was not vested.

EXECUTIVE COMPENSATION

2009 PENSION BENEFITS
Name	Plan Name [1]	Number of Years Credited Service	Present Value of Accumulated Benefit [2,3]	Payments During Last Fiscal Year

		(#)	($)	($)

(a)	(b)	(c)	(d)	(e)
Robert J. Stevens	Lockheed Martin Corporation Salaried Employee Retirement Program	22.6	632,622	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	14,194,576	0
Christopher E. Kubasik	Lockheed Martin Corporation Salaried Employee Retirement Program	10.2	213,567	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	1,875,503	0
Ralph D. Heath	Lockheed Martin Corporation Salaried Employee Retirement Program	33.6	1,227,498	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	7,454,920	0
Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	27.1	614,768	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	2,879,542	0
James B. Comey	Lockheed Martin Corporation Salaried Employee Retirement Program	4.4	91,656	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	506,739	0

NOTES TO TABLE:

(1)        The Lockheed Martin Corporation Supplemental Retirement Plan (“Supplemental Retirement Plan” or “SERP”) provides benefits in excess of the benefit payable under our tax-qualified plans. All service recognized under the tax-qualified plans is recognized under the SERP although a benefit would be earned under the SERP only in years when the employee’s total accrued benefit would exceed the benefit accrued under the qualified plans. The SERP benefits are payable in the same form as benefits are paid under the LMRP although lump sum payments are available under the SERP.

(2)        The amounts in column (d) were computed using the same assumptions we used for financial statement reporting purposes under ASC 715 and described in Note 10 to our financial statements contained in our Annual Report, except that the amounts were calculated based on benefits commencing at age 60. We used age 60 rather than the plans’ normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Stevens’, Mr. Heath’s, and Mr. Tanner’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Mr. Stevens, Mr. Heath, and Mr. Tanner reflect the reduction for early commencement of the benefit. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes.

(3)        Only the benefit payable under the Supplemental Retirement Plan is payable in the form of a lump sum. If an executive elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not

EXECUTIVE COMPENSATION

the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. Because the discount rate used for financial statement purposes (5.875%) was higher than the plan rate of 3.50% on December 31, 2009 (Pension Benefit Guaranty Corporation (or PBGC) rate for terminating pension plans plus 1%), the lump sum payment would be larger than the amount shown in this table. The age of the executive at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control at 2009 Fiscal Year-End” table.

Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may contribute up to 25% of base salary. In addition, we make a matching contribution equal to 50% of up to the first 8% of compensation contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations are contributed to the NQSSP. Employee and Corporation matching contributions are nonforfeitable at all times. NQSSP contributions are credited with earnings (losses) based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP provides for payment following termination of employment in a lump sum or up to 20 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP must be paid in a lump sum within 15 calendar days following a change in control.

The DMICP provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of bonuses earned under the MICP, LTIP awards, and amounts paid in respect of the termination of the Lockheed Martin Post-Retirement Death Benefit (“PRDB”) Plan. Previously, employees were offered only two alternatives under the DMICP for crediting earnings (losses), but the DMICP was amended to add any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund). Employees may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under CAS 415. The Interest Investment Option was closed to new deferrals or investment option switching effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option voluntary deferrals will be paid in shares of our common stock. Fifty percent of any LTIP award is mandatorily deferred for two years to the Stock Investment Option and remains subject to the continued employment requirements of the award. Mandatory LTIP deferrals are paid in cash at the end of two years or further deferred at the election of the executive. The DMICP provides for payment the January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

EXECUTIVE COMPENSATION

2009 NONQUALIFIED DEFERRED COMPENSATION [1]
Name		Executive Contributions in Last FY [2]	Registrant Contributions in Last FY [3]	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions [4]	Aggregate Balance at Last FYE [5,6]

		($)	($)	($)	($)	($)
(a)		(b)	(c)	(d)	(e)	(f)
Robert J. Stevens	NQSSP	433,500	69,360	486,967	0	3,022,774
	DMICP (Bonus)	4,188,375	0	1,683,566	0	10,979,507
	DMICP (LTIP1 Mandatory)	0	4,221,759	(579,926)	1,675,989	7,052,144
	DMICP (LTIP2 Voluntary)	4,221,759	0	446,155	0	9,052,224

	TOTAL	8,843,634	4,291,119	2,036,762	1,675,989	30,106,649
Christopher E. Kubasik	NQSSP	121,079	34,747	129,800	0	786,074
	DMICP (Bonus)	388,681	0	215,561	0	2,618,406
	DMICP (LTIP1 Mandatory)	0	697,375	(94,147)	460,897	1,144,866
	DMICP (LTIP2 Voluntary)	356,174	0	(8,230)	0	1,240,068

	TOTAL	865,934	732,122	242,984	460,897	5,789,414
Ralph D. Heath	NQSSP	171,096	27,376	173,361	0	1,103,625
	DMICP (Bonus)	197,888	0	107,922	0	2,270,602
	DMICP (LTIP1 Mandatory)	0	638,172	(88,124)	272,348	1,071,625
	DMICP (LTIP2 Voluntary)	272,348	0	(20,694)	0	251,654

	TOTAL	641,332	665,548	172,465	272,348	4,697,506
Bruce L. Tanner	NQSSP	164,942	26,391	108,078	0	706,770
	DMICP (Bonus)	0	0	(15,174)	0	620,835
	DMICP (LTIP1 Mandatory)	0	0	0	0	0
	DMICP (LTIP2 Voluntary)	0	0	0	0	0

	TOTAL	164,942	26,391	92,904	0	1,327,605
James B. Comey	NQSSP	40,731	20,365	15,370	0	158,185
	DMICP (Bonus)	0	0	91,426	0	477,007
	DMICP (LTIP1 Mandatory)	0	622,656	(47,313)	0	575,343
	DMICP (LTIP2 Voluntary)	0	0	0	0	0

	TOTAL	40,731	643,021	59,483	0	1,210,535

NOTES TO TABLE:

(1)        This table reports compensation deferred under our NQSSP and DMICP. The NQSSP is a nonqualified 401(k) plan with an employer match on a portion of the salary deferral. Three types of compensation may be deferred into the DMICP:

•	Bonuses payable under our MICP Plan (“DMICP (Bonus)”).

•	Amounts earned under our LTIP program but mandatorily deferred for two years (and subject to forfeiture) (“DMICP (LTIP1 Mandatory)”).

•	Amounts payable under our LTIP program and voluntarily deferred (“DMICP (LTIP2 Voluntary)”).

EXECUTIVE COMPENSATION

Amounts paid in respect of the termination of the PRDB in 2008 could also be deferred into the DMICP. In the table above, deferrals of PRDB payments are included in the Aggregate Balance at Last FYE for “DMICP (Bonus)” entry.

(2)        Includes 2009 salary deferrals to NQSSP, MICP bonus paid in 2009 for 2008 performance deferred to DMICP, and voluntary deferrals of LTIP for the 2006-2008 cycle to the DMICP. The table reflects the year in which the deferral is credited to the NEO’s account (2009) and not the year in which it was earned (2008).

(3)        Includes 2009 Corporation matching contributions to NQSSP. The NQSSP match is also included in column (i) of the “Summary Compensation Table.”

(4)        Includes distributions of mandatory LTIP deferral from the 2004-2006 cycle in January 2009 following end of two-year deferral period.

(5)        Of the aggregate balances shown in column (f), the following table* lists the aggregate contributions made by the NEO since commencement of participation in the respective plan (including deferrals of PRDB which are included in “DMICP (Bonus)”). These amounts were earned by the NEO and voluntarily deferred to a company plan.

* Table for footnote (5)

	Amount Reported in Column (f)	NQSSP	DMICP (Bonus)	DMICP (LTIP2 Voluntary)	Total (Contributed by Executive)

	($)	($)	($)	($)	($)
Mr. Stevens	30,106,649	2,413,132	9,064,629	8,410,134	19,887,895
Mr. Kubasik	5,789,414	483,653	2,245,265	831,484	3,560,402
Mr. Heath	4,697,506	855,423	1,749,822	–	2,605,245
Mr. Tanner	1,327,605	566,363	458,031	–	1,024,394
Mr. Comey	1,210,535	110,838	484,866	0	595,704

(6)        The following table** lists the amounts reported as executive or registrant contributions in columns (b) and (c) of this table that are also reported as compensation in the “Summary Compensation Table” for 2009. These contributions consist of NEO and Corporation matching contributions made to the NQSSP for service in 2009. The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2009) that is reported as compensation for 2006, 2007, and 2008 in the “Summary Compensation Table.” These amounts consist of NEO and Corporation matching contributions made to the NQSSP for service in 2006, 2007, and 2008. These amounts also include deferred MICP awarded for performance in 2006, 2007, and 2008 reported in the “Bonus” column and deferred voluntary and mandatory LTIP awarded for performance for cycles ending in 2005, 2006, 2007, and 2008 reported in the “Non-Equity Incentive Compensation” column and deferred PRDB reported in the “All Other Compensation” column for 2007. No amounts reported as earnings in this table were reported as earnings in the “Summary Compensation Table” in 2006, 2007, or 2008. Column (f) includes earnings in excess of 120% of the applicable federal rate (“above-market earnings”) reported for 2009 in column (h) of the “Summary Compensation Table” as follows: Mr. Stevens ($98,676); Mr. Kubasik ($748); Mr. Heath ($9,988); Mr. Tanner ($1,790); and Mr. Comey ($214).

EXECUTIVE COMPENSATION

** Table for footnote (6)

		Of Amount Reported in Column (f)
	Amount Reported in Column (f)	NEO and Corporation Contributions Reported in “Summary Compensation Table” for 2009	Amount Reported in “Summary Compensation Table” for 2006, 2007, and 2008

	($)	($)	($)
Mr. Stevens	30,106,649	502,860	29,010,001
Mr. Kubasik	5,789,414	155,826	4,328,781
Mr. Heath	4,697,506	198,472	2,550,802
Mr. Tanner	1,327,605	191,333	257,635
Mr. Comey	1,210,535	61,096	–

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE IN CONTROL

The following table summarizes the benefits that become payable to a NEO at, following, or in connection with any termination, including without limitation resignation, severance, retirement, or a constructive termination of a NEO, or a change in control under the terms of our benefit plans. Our plans do not contain specific provisions regarding termination for cause. Provisions unique to the 2006 RSU grant to Mr. Stevens are described in footnote (10) to the “Outstanding Equity Awards at 2009 Fiscal Year-End” table on page 54.

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
Pension [2]	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.	Spousal benefit as
required by law in
event of death unless
waived by
participant; no
provision for
disability. Layoff
between age 53 and
55 or before age 55
with 25 years of
service is eligible for
the more favorable
actuarial reductions
for participants
			terminating at age 55.	No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.
•Qualified Pension	Annuity form only.	No acceleration.	Annuity form only.	No acceleration.	Annuity form only.
•SERP Pension [2]	Annuity or lump sum.	Lump sum.	Annuity or lump sum.	No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.	Annuity or lump sum.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
LTIP	Prorated payment at the end of the three-year performance period for retirement during that period. Immediate payment for retirement during two-year mandatory deferral period based on closing price for our stock on date of triggering event.	Immediate prorated
payment following
change in control
for event occurring
during
performance
period. Immediate
payment for
change in control
during two-year
mandatory deferral
period based on
closing price for
our stock on date
of triggering event.	Prorated payment at
the end of the three-
year performance
period for death,
disability, or layoff
during that period.
Immediate payment
in event of death,
disability, or layoff
during two-year
mandatory deferral
period based on
closing price for our
stock on date of
triggering event.	Prorated payment
at the end of the
three-year
performance
period for
divestiture during
that period.
Immediate
payment for
divestiture during
two-year
mandatory
deferral period
based on closing
price for our
stock on date of
				triggering event.	Forfeit if termination occurs prior to age 55; termination on or after age 55 treated as retirement.
Options	Forfeit unvested options if retirement occurs prior to one year anniversary of date of grant. If retirement occurs after one year anniversary, ten- year term of options unaffected and unvested options become exercisable on date the options would have otherwise vested.	Immediate vesting.	Immediate vesting in event of death/ disability. In the event of layoff, unvested options become exercisable on date the options would have otherwise vested. Ten-year term of options unaffected.	Term of options limited to five years; options become exercisable on date the options would have otherwise vested.	Vested options expire 30 days after termination or resignation. Forfeit unvested options if termination occurs prior to age 55; resignation on or after age 55 treated as retirement.
RSUs	Forfeit RSUs if retirement occurs prior to one year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant.	Immediate vesting following termination in the event of a change in control.	Immediate vesting,
following death or
disability. Forfeit
RSUs if layoff occurs
prior to one year
anniversary of date of
grant; otherwise vest
in one-third
increments for each
full year of service
following date of
			grant.	Immediate vesting.	Forfeit unvested RSUs if termination occurs prior to age 55; termination on or after age 55 treated as retirement.
MICP [3]	Full year payment.	No provision.	No provision for death; practice is to prorate for death after 6/30. May prorate for disability or layoff after 6/30.	No provision.	Full year payment.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
DMICP [4]	Lump sum or installment payment in accordance with NEO elections.	Immediate lump sum payment.	Lump sum or installment payment in accordance with NEO elections, except lump sum only for layoff prior to age 55.	Follows termination provisions.	Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.
NQSSP [4]	Lump sum or installment payment in accordance with NEO elections.	Immediate lump sum payment.	Lump sum for death; for disability or layoff, lump sum or installment payment in accordance with NEO elections.	Lump sum or installment payment in accordance with NEO elections.	Lump sum or installment payment in accordance with NEO elections.
Executive Severance Plan	No payment.	No payment unless terminated.	No payment for
death or disability.
Payment of a lump
sum amount equal to
a multiple of salary,
MICP, and health
care continuation
coverage cost. The
multiple of salary
and MICP for the
CEO is 2.99; for all
other NEOs, it is
			1.0.	No payment.	No payment.

NOTES TO TABLE:

(1)        Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly, by us, one or more of our subsidiaries or by a combination thereof following the transaction.

(2)        See “2009 Pension Benefits” table on page 57 for present value of accumulated benefit.

(3)        See “Compensation Discussion & Analysis” commencing on page 28 for discussion of MICP payment calculation.

(4)        See “Aggregate Balance at Last FYE” column in “2009 Nonqualified Deferred Compensation” table on page 59 for amount payable.

EXECUTIVE COMPENSATION

The following table quantifies the payments under executive compensation plans as a result of a change in vesting provisions in stock options, RSUs, and LTIP awards and the lump sum payable under supplemental pension plans that would be made assuming a termination event occurred on December 31, 2009. Payments under other plans not set forth as follows do not change as a result of the termination event and quantification of those payments are found elsewhere in this proxy statement or are paid under plans available generally to salaried employees. In the following table, a zero indicates a forfeiture (or no value) and a dash (—) indicates no provision covers the event or the NEO is ineligible for a payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name		Retirement	Change In Control	Death/ Disability	Layoff	Divestiture	Termination/ Resignation [1]

		($)	($)	($)	($)	($)	($)
Robert J. Stevens	Pension SERP [2]	17,782,761	17,782,761	17,782,761	17,782,761	17,782,761	17,782,761
	LTIP [3]	10,495,611	10,220,300	10,495,611	10,495,611	10,495,611	10,495,611
	Options [4]	0	0	0	0	0	0
	RSUs [5]	2,335,850	13,826,725	13,826,725	2,335,850	6,894,525	2,335,850
	Executive Severance [6]	0	0	0	13,474,801	0	0

	TOTAL	30,614,222	41,829,786	42,105,097	44,089,023	35,172,897	30,614,222
Christopher E. Kubasik	Pension SERP [2]	–	2,615,093	–	–	–	–
	LTIP [3]	–	2,006,218	2,067,326	2,067,326	2,067,326	–
	Options [4]	0	0	0	0	0	0
	RSUs [5]	0	4,245,973	4,245,973	361,680	4,245,973	0
	Executive Severance [6]	0	0	0	1,776,011	0	0

	TOTAL	0	8,867,284	6,313,299	4,205,017	6,313,299	0
Ralph D. Heath	Pension SERP [2]	8,668,726	8,668,726	8,668,726	8,668,726	8,668,726	8,668,726
	LTIP [3]	1,659,112	1,616,348	1,659,112	1,659,112	1,659,112	1,659,112
	Options [4]	0	0	0	0	0	0
	RSUs [5]	268,749	3,255,121	3,255,121	268,749	3,255,121	268,749
	Executive Severance [6]	0	0	0	1,351,392	0	0

	TOTAL	10,596,587	13,540,195	13,582,959	11,947,979	13,582,959	10,596,587
Bruce L. Tanner	Pension SERP [2]	–	3,864,866	–	–	–	–
	LTIP [3]	–	332,333	660,562	660,562	660,562	–
	Options [4]	0	0	0	0	0	0
	RSUs [5]	0	2,818,091	2,818,091	110,513	2,818,091	0
	Executive Severance [6]	0	0	0	1,323,201	0	0

	TOTAL	0	7,015,290	3,478,653	2,094,276	3,478,653	0
James B. Comey	Pension SERP [2]	–	713,137	–	–	–	–
	LTIP [3]	–	1,543,343	1,612,111	1,612,111	1,612,111	–
	Options [4]	0	0	0	0	0	0
	RSUs [5]	0	2,946,186	2,946,186	261,213	2,946,186	0
	Executive Severance [6]	0	0	0	1,222,311	0	0

	TOTAL	0	5,202,666	4,558,297	3,095,635	4,558,297	0

EXECUTIVE COMPENSATION

NOTES TO TABLE:

(1)        Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. Mr. Kubasik, Mr. Tanner, and Mr. Comey were not eligible for retirement on December 31, 2009. As of December 31, 2009, Mr. Stevens and Mr. Heath were eligible for retirement.

(2)        The SERP lump sum value was calculated using plan assumptions and age of executive as of December 31, 2009. Payments under the SERP do not commence prior to age 55 and are not paid to non-vested participants except in the case of a change in control. Mr. Kubasik, Mr. Tanner, and Mr. Comey had not attained age 55 by December 31, 2009, and would be eligible for an immediate lump sum for a December 31, 2009 termination only in the event of a change in control. The lump sum payable to each of them upon change in control has been reduced to reflect early payment. The SERP assumptions in effect for December 31, 2009 are: 3.50% discount rate and 1983 Group Annuity Mortality table. The Plan assumptions are different than the ASC assumptions used to calculate the accrued benefit reported in the “2009 Pension Benefits” table. In the event of any other termination, Mr. Kubasik and Mr. Tanner’s accrued pension benefit would be payable at age 55. Mr. Comey was not vested in his pension benefit on December 31, 2009 and would be eligible for a payment from the SERP only on account of a change in control.

(3)        For the LTIP performance cycles that were not completed at the end of 2009 (2008-2010, 2009-2011), in the event of a NEO’s retirement, layoff, death, disability, or divestiture during a performance cycle, there would be no immediate payout. Following the completion of the cycle and certification by the Compensation Committee of performance against the metrics in the award agreement, the NEO would receive a prorated amount (if any). The amounts shown in the table include payouts based on an estimate of our performance against the metrics in the award agreement prorated by .333 for the 2009-2011 LTIP and by .661 (.667 for Change in Control) for the 2008-2010 LTIP. The actual amount would not be paid until the conclusion of the three-year performance cycle (December 31, 2010 or 2011, as applicable) and could be more or less than the amount in the table, depending upon actual performance. For the portion of the 2006-2008 LTIP cycle that was mandatorily deferred into stock units as of December 31, 2008, at the completion of that performance cycle and the portion of the 2007-2009 LTIP that was subject to mandatory deferral as of December 31, 2009, a NEO would receive an immediate payment of the balances based upon on our closing stock price on December 31, 2009, in the event of retirement, layoff, death, disability, or divestiture. Mr. Kubasik, Mr. Tanner, and Mr. Comey are not eligible for retirement and so would not receive a prorated payment for the incomplete LTIP cycles (2008-2010, 2009-2011) or for the mandatorily deferred portions of the completed cycles (2006-2008, 2007-2009) if any of them terminated employment on December 31, 2009, other than on account of layoff, death, disability, or divestiture. In the event of a change in control, the mandatorily deferred portion of the 2006-2008 LTIP and 2007-2009 LTIP would become immediately payable to the NEOs. With respect to 2008-2010 and 2009-2011 cycles, under a formula in the award agreements for a change in control, no payment would be made for the 2009-2011 cycle and an amount would be payable for the 2008-2010 cycle based upon our performance measured against the “external factor” used in the award agreement as of December 31, 2009.

(4)        The value attributable to the vesting of stock options was based upon the number of unvested stock options multiplied by the difference between the closing price for our stock on December 31, 2009 ($75.35) and the option exercise price. As of December 31, 2009, portions of stock option grants made in 2009, 2008, and 2007 were unvested and all three grants were underwater with exercise prices greater than $75.35. Accordingly, the value resulting from vesting is reported as zero. See “Outstanding Equity Awards at 2009 Fiscal Year-End” table for terms of option grants.

(5)        The value attributable to the vesting of RSUs was based upon the closing price of our stock on December 31, 2009 ($75.35). All 2009 RSUs would be forfeited for a layoff occurring on December 31, 2009. RSUs granted in 2008 vest on a prorated basis for a layoff occurring on December 31, 2009. Mr. Stevens’ 2006 RSU agreement does not contain vesting provisions for divestiture or layoff. RSUs have a double-trigger in the event of a change in control (termination following the change in control); the table assumes both elements of the double-trigger occurred.

(6)        The total amount projected for severance payments due to layoff are based on the plan approved by the Board in 2008. It includes payment for salary and target bonus equivalent to one year’s payment (2.99 years for Mr. Stevens) and estimated costs for benefits continuation for one year, outplacement services, and relocation assistance (if required under the plan terms).

PROPOSALS YOU MAY VOTE ON

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

There are 11 director-nominees for election to the Board this year, and their biographical information is provided as follows. Each director-nominee is currently serving as a director.

Director-nominees are expected to attend the Annual Meeting. All director-nominees nominated for election at the 2009 Annual Meeting attended the 2009 Annual Meeting. All director-nominees are elected to a one-year annual term that will end at the 2011 Annual Meeting. If any of the director-nominees are unable to stand for re-election at the 2010 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. If any other matters come before the stockholders at the Annual Meeting, the persons holding the proxies will vote in their discretion the shares represented by proxy. Directors’ ages are as of the 2010 Annual Meeting.

The Board unanimously recommends a vote FOR each of the director-nominees.

Director-Nominees

E. C. “Pete” Aldridge Jr. (Age 71)

Director since June 2003

Under Secretary of Defense (Acquisition, Technology, and Logistics) from May 2001 until his retirement in May 2003. President and Chief Executive Officer of The Aerospace Corporation from March 1992 to May 2001; President of the McDonnell Douglas Electronic Systems Company from December 1988 to March 1992; Secretary of the Air Force from

June 1986 to December 1988; Under Secretary of the Air Force from 1981 to 1986; director of Alion Science and Technology Corporation and Global Crossing Limited.

Nolan D. Archibald (Age 66)

Director since April 2002

Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation since 1986, President of The Black & Decker Corporation since 1985, and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Held various management positions at Beatrice Companies, Inc., from 1977 to 1985, including Senior Vice President and President of the Consumer & Commercial Products Group. On November 2, 2009, it was announced that Black & Decker would merge with Stanley Works Company. Following the merger, Mr. Archibald will become Executive Chairman of the Board of Stanley Black & Decker. It is estimated the merger will be completed in March 2010. Mr. Archibald is a director of Brunswick Corporation and Huntsman Corporation.

David B. Burritt (Age 54)

Director since April 2008

Vice President and Chief Financial Officer of Caterpillar Inc. since 2004; Corporate Controller and Chief Accounting Officer of Caterpillar from 2002 to 2004; various positions of increasing responsibility for Caterpillar in finance, tax, accounting, and international operations for Caterpillar from 1978 to 2002. The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert.”

PROPOSALS YOU MAY VOTE ON

James O. Ellis Jr. (Age 62)

Director since November 2004

President and Chief Executive Officer, Institute of Nuclear Power Operations since May 2005. Retired from active duty in July 2004. Admiral and Commander, United States Strategic Command, Offutt Air Force Base, Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November 2001 to September 2002; Commander in Chief, U.S. Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998; director of Inmarsat plc. and Level 3 Communications, Inc.

Gwendolyn S. King (Age 69)

Director since March 1995

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service, since 2000. Founding Partner, The Directors’ Council, a corporate board search firm, from October 2003 to June 2005; Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Countrywide Financial Corporation from 2001 to 2004; director of Marsh & McLennan Companies, Inc. and Monsanto Company.

James M. Loy (Age 67)

Director since August 2005

Senior Counselor, The Cohen Group since 2005. Deputy Secretary of Homeland Security from 2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003; Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to 1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996; director of L-1

Identity Solutions, Inc. and Rivada Networks, LLC.

Douglas H. McCorkindale (Age 70)

Director since April 2001

Chairman of Gannett Co., Inc. (“Gannett”) from 2001 until his retirement in June 2006. Chief Executive Officer of Gannett from June 2000 to 2005, President of Gannett from 1997 to 2005, Vice Chairman of Gannett from 1984 to January 2001, Chief Financial Officer of Gannett from 1979 to 1997, Chief Administrative Officer of Gannett from 1985 to 1997; director of

Continental Airlines, Inc. and a director or trustee of numerous Mutual Funds in the Prudential Group of Newark, NJ. The Board has determined that Mr. McCorkindale meets the SEC’s criteria of an “audit committee financial expert.”

Joseph W. Ralston (Age 66)

Director since April 2003

Vice Chairman of The Cohen Group, Washington, D.C. since March 2003. Retired from active duty in March 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 to January 2003; Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000; director of The Timken Company and URS Corporation.

PROPOSALS YOU MAY VOTE ON

James M. Schneider (Age 57)

Director since December 2005

Chairman, Horizon Bank, SSB since February 2007. Senior Vice President, Dell Inc. from 2000 to February 2007; Chief Financial Officer, Dell Inc. from 2000 to December 2006; Chief Information Officer on an interim basis from 1999 to 2000; Senior Vice President of Finance, MCI Communications Corp.from 1993 until joining Dell in 1996; Partner with Price

Waterhouse from 1983 to 1993. Held various management positions with Price Waterhouse from 1974 to 1983; director of General Communication, Inc. and The Gap, Inc. The Board has determined that Mr. Schneider meets the SEC’s criteria of an “audit committee financial expert.”

Anne Stevens (Age 61)

Director since September 2002

Chairman, President and Chief Executive Officer of Carpenter Technology Corporation from November 2006 to October 2009. Executive Vice President, Ford Motor Company and Chief Operating Officer, The Americas, from November 2005 until her retirement in October 2006; Group Vice President, Canada, Mexico and South America, Ford Motor Company from

October 2003 to October 2005, Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003, Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Held various management positions at Ford Motor Company from 1990, including executive director in Vehicle Operations in North America. Held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Member of the National Academy of Engineering and Trustee of Drexel University.

Robert J. Stevens (Age 58)

Director since October 2000

Chairman of Lockheed Martin since April 2005, Chief Executive Officer of Lockheed Martin since August 2004, President of Lockheed Martin from October 2000 to December 2009, Chief Operating Officer of Lockheed Martin from October 2000 to August 2004, Executive Vice President and Chief Financial Officer of Lockheed Martin from October 1999 to March

2001, Vice President of Strategic Development of Lockheed Martin from November 1998 to October 1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environment Sector from January 1998 to June 1999; President of Lockheed Martin Air Traffic Management Division from June 1996 through January 1998; Executive Vice President and Senior Vice President and Chief Financial Officer of Air Traffic Management from December 1993 to May 1996; General Manager of Loral Systems Manufacturing Company from 1987 to 1993; director of Monsanto Company.

The Board unanimously recommends that you vote FOR the election of each of the director-nominees.

PROPOSALS YOU MAY VOTE ON

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

(Proposal 2 on Proxy Card)

The Audit Committee (the “Committee”) has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to audit our books, records, and accounts for the year ending December 31, 2010. Ernst & Young LLP served as our independent public accountants in 2009. The services provided to the Corporation by Ernst & Young LLP for the last fiscal year are described under the caption “Fees Paid to Independent Auditors” as follows. Stockholder approval of the appointment is not required.

The Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as independent auditors in 2010.

Pre-Approval of Audit Services

The Committee pre-approves all audits, audit-related, tax, and other services performed by the independent auditor. The Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has been pre-approved, the Committee must approve that specific service before the independent auditor may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Committee. The Committee may delegate to one or more of its members pre-approval authority with respect to permitted services provided that the member must report any pre-approval decisions to the Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table presents the fees billed by Ernst & Young LLP, an independent registered public accounting firm, for audit, audit-related services, tax services, and all other services rendered for 2009 and 2008.

Ernst & Young Fees	2009 ($)	2008 ($)
Audit Fees [1]	16,800,000	16,800,000
Audit-Related Fees [2]	1,200,000	1,100,000
Tax Fees [3]	2,900,000	2,800,000
All Other Fees [4]	200,000	100,000

NOTES TO TABLE:

(1)        Audit fees principally include those for services related to the integrated annual audit of the consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

PROPOSALS YOU MAY VOTE ON

(2)        Audit-related fees principally include those for services related to employee benefit plan audits and acquisitions and divestitures.

(3)        Tax fees principally include domestic tax advisory services related to state and local tax services, export sales, other tax matters, and tax compliance services for partnerships and foreign subsidiaries.

(4)        All other fees principally include those for government contracting services.

All fees were pre-approved in accordance with the Committee’s pre-approval policy. The Committee considered and concluded that the provision of those services by Ernst & Young LLP was compatible with the maintenance of the auditor’s independence in conducting its auditing functions.

PROPOSALS YOU MAY VOTE ON

STOCKHOLDER PROPOSAL

By The Sisters of Mercy of the Americas, Regional Community

of Detroit Charitable Trust and Other Groups

(Proposal 3 on Proxy Card)

The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust, 29000 Eleven Mile Road, Farmington Hills, MI 48336-1405; the Congregation of the Sisters of Saint Joseph, Chestnut Hill, Philadelphia, PA; Mount. Saint Joseph Convent, 9701 Germantown Avenue, Philadelphia, PA 19118-2693; The Sisters of St. Francis of Philadelphia, Office of Corporate Social Responsibility, 609 South Convent Road, Aston, PA 19014-1207; The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, NJ 07961-0476; the Mercy Investment Program, 205 Avenue C, Apt. 10E, New York, NY 10009; the Sisters of St. Joseph of Nazareth, Congregation of St. Joseph, 975 E. Gardenia Avenue, Madison Heights, MI 48071-3431; Catholic Health East, 3805 West Chester Pike, Suite 100, Newtown Square, PA 19073-2304; the School Sisters of Notre Dame Cooperative Investment Program, 345 Belden Hill Road, Wilton, CT 06897; St. Scholastica Monastery, 1301 South Albert Pike, P.O. Box 3489, Fort Smith, Arkansas 72913-3489; and Congregation of Sisters of St. Agnes, 320 County Road K, Fond du Lac, WI 54935; each, as the owner of shares of common stock of the Corporation having a market value greater than $2,000, have notified the Corporation that they intend to present the following proposal at this year’s Annual Meeting:

Lockheed Martin

WEAPONS in SPACE – 2010

WHEREAS:

In 2008, Lockheed Martin ranked 1 on the Department of Defense Top 100 list with contracts valued in excess of $30.1 billion of which at least $1.8 billion were NASA contracts. (GovernmentExecutive.com, 8/15/09; www.USAspending.gov, 11/4/09)

On October 6, 2006, the White House Office of Science and Technology Policy rolled out the new National Space Policy, which is to “ensure that space capabilities are available in time to further U.S. national security, homeland security, and foreign policy objectives.” A fundamental goal is to “enable unhindered U.S. operations in and through space to defend our interests there.”

The Policy calls upon the Secretary of Defense to “develop capabilities, plans, and options to ensure freedom of action in space, and, if directed, deny such freedom of action to adversaries.” The United States alone voted against the [United Nations] resolution on prevention of an arms race in outer space… The PAROS resolution was adopted in March 2007 by a vote of 166 in favor, one against. (www.nti.org)

As a civil space guideline, the Policy calls upon NASA to “execute a sustained and affordable human and robotic program of space exploration and develop, acquire, and use civil space systems to advance fundamental scientific knowledge of our Earth system, solar system, and universe.”

Space has served as a sanctuary where, over the years, nations cooperate rather than confront one another. Satellites save lives and support our economy by predicting the weather, helping first responders provide emergency assistance, facilitating the delivery of humanitarian aid and making cell phones, pagers and modern financial transactions possible. Satellites provide a platform for scientific research and expand our understanding of the universe.

RESOLVED: Shareholders request that, within six months of the annual meeting, the Board of Directors provide a comprehensive report on Lockheed Martin’s involvement in the space-based weapons program, at reasonable cost and omitting proprietary and classified information.

PROPOSALS YOU MAY VOTE ON

SUPPORTING STATEMENT

Resolution proponents believe outer space is the common heritage of all, to be used for peaceful purposes and the common good of all peoples. We believe space-based weapons research and development adds to the insecurity of governments worldwide and has lead to a new arms race. We suggest transparency in reporting our Company’s participation in research, development and promotion of weapons for space:

•	Current value of outstanding contracts to develop components for Space programs;
•	Amount of our company’s own money (versus government funding) spent on in-house research and development, in comparison to non-military contracts in this business segment;
•	Sustainable environment consequences, which might include long-term environmental impact studies, water use, waste management or toxic releases and transfers;
•	Strategies for employment stability, including alternate production plans and funding sources;
•	Ethical and financial reasons for involvement in the Space program.

We urge support for this reasonable request.

The Board unanimously recommends a vote AGAINST this proposal for the following reasons:

Lockheed Martin is involved in a wide range of programs for the United States Government and its allies that are designed to preserve and enhance security. These programs relate to complex space technologies, including the design and manufacture of satellites, integration of complex space systems, operation of networks, and processing of data transmitted from space. Our work is performed for a variety of government agencies, including the U.S. Missile Defense Agency and the Air Force. We conduct research and development activities in support of these programs under customer-funded contracts and with our own independent research and development funds. Lockheed Martin participates in military and space programs in conformance with applicable regulations, licenses, and permits, augmented by internal compliance programs and government oversight.

We intend to continue to perform work in support of the national security interests of the U.S. and its allies, while assuring that appropriate measures are taken to protect the environment and the stability of our workforce. Our Annual Report on Form 10-K and quarterly reports on Form 10-Q provide information concerning our defense-related programs. Unclassified and non-proprietary information on these programs is easily obtainable through public sources, including our web site (www.lockheedmartin.com). The information requested in the proposed report would not add substantially to that already available to stockholders, and we see little value in justifying our continued national security role.

The Board unanimously recommends that you vote AGAINST Proposal 3.

APPENDIX A

DIRECTIONS TO ANNUAL MEETING LOCATION

Lockheed Martin Aeronautics Company

Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard

Fort Worth, Texas 76108

Directions From Dallas/Ft. Worth Airport to Lockheed Martin

32 miles from D/FW Airport (approximately 45 minutes travel time)

1.        Leave D/FW Airport through south entrance. Go west on Hwy 121 to Loop 820 West. Stay on Loop 820 until you reach White Settlement Road Exit. Go east on White Settlement Road about two miles to Lockheed Martin Blvd. Turn left and continue down Lockheed Martin Blvd. Enter the facility through the main gate and continue north until you reach Building 200. Visitor Parking is in front.

2.        Leave D/FW Airport through south entrance. Go west on Hwy 183/121 (Airport Freeway) until you reach I35W. So south on I35W one mile and exit west on I30 at the mix master. Go west on I30 and exit Spur 341 (Lockheed Martin Blvd.) and proceed north. Enter the facility through the main gate and continue north until you reach Building 200. Visitor Parking is in front.

A-1

LOCKHEED MARTIN

Admission Ticket

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

XXXXXXXXXXXXXX Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxy a. votes m., Eastern submitted Daylight by Internet Time, on or April telephone 22, 2010 must (unless be received otherwise by instructed by plan Trustee).

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Or dial 1-781-575-2300 from outside the U.S.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

01—E. C. “Pete” Aldridge Jr.

02—Nolan D. Archibald

03—David B. Burritt

04—James O. Ellis Jr.

For Against Abstain

05—Gwendolyn S. King

06—James M. Loy

07—Douglas H. McCorkindale

08—Joseph W. Ralston

For Against Abstain

09—James M. Schneider

10—Anne Stevens

11—Robert J. Stevens

For Against Abstain

B Proposals: The Board of Directors recommends a vote FOR Proposal 2.

The Board of Directors recommends a vote AGAINST Proposal 3.

2. Ratification Independent of Auditors Appointment of Ernst & Young LLP as

For Against Abstain

3. Stockholder Report on Space-Based Proposal Weapons Program

For Against Abstain

C Authorized Signatures — Date and Sign Below.

This section must be completed for your vote to be counted. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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LOCKHEED MARTIN

ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought to the meeting. Any bags, briefcases, or packages will be required to be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 22, 2010, 10:30 a.m. (Central Daylight Time)

Lockheed Martin Aeronautics Company Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard Fort Worth, Texas 76108

IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LOCKHEED MARTIN CORPORATION

Proxy Card For 2010 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Douglas H. McCorkindale, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Central Daylight Time, on April 22, 2010, at the Lockheed Martin Aeronautics Company, Aeronautics Visitor Center (AVC), 1 Lockheed Boulevard, Fort Worth, Texas, 76108, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on the reverse side of this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or other profit sharing plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 19, 2010.

Please mark, date and sign this card on the reverse side and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date on the reverse side; no boxes need to be checked.

D Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

LOCKHEED MARTIN

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

01—E. C. “Pete” Aldridge Jr.

02—Nolan D. Archibald

03—David B. Burritt

04—James O. Ellis Jr.

For Against Abstain

05—Gwendolyn S. King

06—James M. Loy

07—Douglas H. McCorkindale

08—Joseph W. Ralston

For Against Abstain

09—James M. Schneider

10—Anne Stevens

11—Robert J. Stevens

For Against Abstain

B Proposals: The Board of Directors recommends a vote FOR Proposal 2.

The Board of Directors recommends a vote AGAINST Proposal 3.

2. Ratification Independent of Auditors Appointment of Ernst & Young LLP as

For Against Abstain

3. Stockholder Report on Space-Based Proposal Weapons Program

For Against Abstain

C Authorized Signatures — Date and Sign Below.

This section must be completed for your vote to be counted. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 2 4 0 8 2 2

014O4I

LOCKHEED MARTIN

Please note that for security reasons, you must have proof of ownership (brokerage statement or letter from your broker showing you owned Lockheed Martin stock as of March 1, 2010) and valid photo identification in order to be admitted into the annual meeting. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought to the meeting. Any bags, briefcases, or packages will be required to be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 22, 2010, 10:30 a.m. (Central Daylight Time)

Lockheed Martin Aeronautics Company Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard Fort Worth, Texas 76108

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LOCKHEED MARTIN CORPORATION

Proxy Card For 2010 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Douglas H. McCorkindale, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Central Daylight Time, on April 22, 2010, at the Lockheed Martin Aeronautics Company, Aeronautics Visitor Center (AVC), 1 Lockheed Boulevard, Fort Worth, Texas, 76108, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on the reverse side of this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or other profit sharing plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 19, 2010.

Please mark, date and sign this card on the reverse side and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date on the reverse side; no boxes need to be checked.

002CS40123

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

014O5K 1 U PX +

Annual Meeting Proxy Voting Direction Card. +

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — Date and Sign Below.

This section must be completed for your vote to be counted. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof. C

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees. For Against Abstain For Against Abstain

02—Nolan D. Archibald 01—E. C. “Pete” Aldridge Jr. 03—David B. Burritt 04—James O. Ellis Jr. 05—Gwendolyn S. King 06—James M. Loy 07—Douglas H. McCorkindale

08—Joseph W. Ralston 1. Nominees: B Proposals: The Board of Directors recommends a vote FOR Proposal 2.

3. Stockholder Proposal

Report on Space-Based Weapons Program The Board of Directors recommends a vote AGAINST Proposal 3.

2. Ratification of Appointment of Ernst & Young LLP as Independent Auditors

For Against Abstain For Against Abstain For Against Abstain 10—Anne Stevens 09—James M. Schneider 11—Robert J. Stevens

Admission Ticket _IF YOU HAVE NOT PROVIDED VOTING DIRECTIONS BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Electronic Voting Directions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your voting directions, you may choose one of the two voting methods outlined below to provide your voting directions.

PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Voting directions submitted by Internet or telephonemust be received by 11:59 p.m., Eastern Daylight Time, on April 19, 2010 for participants in one of the Corporation’s 401(k) or other profit sharing plans, with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secure website.s Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Or dial 1-781-575-2300 from outside the U.S.

• Follow the instructions provided by the recorded message. LOCKHEED MARTIN CORPORATION Proxy Voting Direction Card For 2010 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote, or appoint a proxy to vote, the shares of Lockheed Martin

Corporation (the “Corporation”) common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders

(“Annual Meeting”) of the Corporation to be held on April 22, 2010 with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on the reverse side of this card, and is authorized to vote at its discretion on other business that may properly come before the meeting and any adjournments or postponements. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified. If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date and sign this card on the reverse side and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side.

This proxy is solicited on behalf of the Corporation’s Board of Directors. . Change of Address — Please print your new address below. Comments — Please print your comments below. D Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + +

ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases,

and packages not be brought to the meeting. Any bags, briefcases, or packages will be required to be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 22, 2010, 10:30 a.m. (Central Daylight Time)

Lockheed Martin Aeronautics Company

Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard

Fort Worth, Texas 76108

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN

CERTAIN COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

State Street Bank and Trust Company (“State Street”) is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan

Lockheed Martin Corporation Hourly Employee Savings Plan Plus

Lockheed Martin Corporation Capital Accumulation Plan

Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees

Lockheed Martin Corporation Operations Support Savings Plan

Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees

Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees

Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees

Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above.

All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the proxy materials.

Sincerely,

State Street Bank and Trust Company, Trustee

_IF YOU HAVE NOT PROVIDED VOTING DIRECTIONS BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Memorandum

DATE:	March 12, 2010

TO:	Lockheed Martin Savings Plan Participants

FROM:	James B. Comey, Senior Vice President and General Counsel

SUBJECT:	Annual Meeting Proxy Materials Coming Soon

As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans for the Corporation’s Annual Meeting of Stockholders, which will be held on April 22, 2010.

In the next few days, you will receive an email from Computershare Trust Company, N.A. (communications@computershare.com), our independent registrar and transfer agent. The email will include a link to the Corporation’s Annual Report and 2010 Proxy Statement (together, the “Proxy Materials”). It will also contain information on how you can vote your shares confidentially through the Internet or by telephone.

A hard copy of the Proxy Materials can be requested by calling 1-877-223-3863 (toll free) or 1-267-468-0767, if outside the U.S. Requests will be honored until 3 p.m. EDT April 12.

Watch for your email from Computershare and vote promptly. Your vote is important.

Email #2 to Employee Plan Participants

Email will have date when sent

Email subject will be:

Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin Corporation

Annual Meeting of Stockholders

April 22, 2010 at 10:30 a.m. (Central Daylight Time)

Lockheed Martin Aeronautics Company

Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard

Fort Worth, Texas 76108

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants as of March 1, 2010

Lockheed Martin Corporation’s Annual Report and Proxy Statement (“Proxy Materials”) are available at www.investorvote.com. You may vote your shares for the Annual Meeting of Stockholders at this site. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above without spaces and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials:

•	Dial toll free 1-877-223-3863 within the U.S.
•	Dial 1-267-468-0767 from outside the U.S.
•	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 12, 2010

Voting deadline:

•	11:59 p.m., Eastern Daylight Time, on Monday, April 19, 2010

Thank you for submitting your very important vote.

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

Email #3 to Employee Plan Participants

Email will have date when sent

Email subject will be:

Reminder Notice – Please Vote Your Lockheed Martin Corporation Proxy Today

Lockheed Martin Corporation

Annual Meeting of Stockholders

April 22, 2010 at 10:30 a.m. (Central Daylight Time)

Lockheed Martin Aeronautics Company

Aeronautics Visitor Center (AVC)

1 Lockheed Boulevard

Fort Worth, Texas 76108

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants as of March 1, 2010

Lockheed Martin Corporation’s Annual Report and Proxy Statement (“Proxy Materials”) are available at www.investorvote.com. You may vote your shares for the Annual Meeting of Stockholders at this site. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above without spaces and follow the on-screen instructions. If you have previously submitted your vote, no further action is required.

To vote by telephone:

•	Dial toll free 1-800-652-8683 within the U.S., Canada and Puerto Rico
•	Dial 1-781-575-2300 from outside the U.S.
•	Use Proxy Login Control Number above for voting identification purposes

To obtain a hard copy of Proxy Materials:

•	Dial toll free 1-877-223-3863 within the U.S.
•	Dial 1-267-468-0767 from outside the U.S.
•	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 12, 2010

Voting deadline:

•	11:59 p.m., Eastern Daylight Time, on Monday, April 19, 2010

Thank you for submitting your very important vote.

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

EVERCORE TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED

MARTIN CORPORATION COMMON STOCK ALLOCATED

TO THEIR ACCOUNTS IN CERTAIN

COMPANY SPONSORED PLANS

Dear Plan Participant:

The enclosed 2010 proxy materials have been prepared at the direction of the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin”) in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 22, 2010.

Evercore Trust Company, N.A. (“EVERCORE”), is trustee with respect to the shares of Lockheed Martin Corporation common stock (“Common Stock”) held in the SANDIA CORPORATION SAVINGS AND INCOME PLAN and the SANDIA CORPORATION SAVINGS AND SECURITY PLAN (the “Plans”). The enclosed Annual Meeting Proxy Card (the “proxy card”) is used for the purpose of giving voting instructions to EVERCORE with respect to shares held in the Plans. This letter provides information concerning the voting of Common Stock held in the Plans.

The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the proxy card. If you want to follow the Board’s recommendations on all matters, you can do so by signing, dating and returning the proxy card in the enclosed postage-paid envelope without checking any of the boxes on the proxy card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and follow the instructions below to complete and return the proxy card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

In order to ensure that your voting instructions to EVERCORE are tabulated in a timely fashion, your proxy card, Internet or telephone instructions must be received no later than 11:59 p.m. Eastern Daylight Time on April 19, 2010.

If you wish to provide voting instructions by returning the proxy card, you must complete, sign, date and return your proxy card in the envelope provided in time for it to be received by the voting deadline. Please return your proxy card in the envelope provided which is addressed to Computershare Trust Company, N.A. the confidential vote tabulator for EVERCORE.

EVERCORE’S RESPONSIBILITIES

As a trustee with respect to the Lockheed Martin Corporation Common Stock held in the SANDIA Plans, EVERCORE’s responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants’ voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

These instructions explain how you may give voting instructions to EVERCORE with respect to shares of Lockheed Martin Corporation Common Stock held in the Plans.

Only EVERCORE can vote the shares of Common Stock held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct EVERCORE on how to vote all shares allocated to his or her account. You may instruct EVERCORE to vote for or against any particular matter or to abstain from voting on that matter. If you sign, date and return the proxy card but do not check any boxes on the card, EVERCORE will vote the shares in accordance with the Board’s recommendations on the proxy card.

You may also provide voting instructions to EVERCORE by using the Internet or a touch-tone telephone. Simply access www.investorvote.com on the Internet or dial 1-800-652-8683 on a touch-tone telephone and follow the directions. You must have your proxy card available when you vote by Internet or telephone. If you return the proxy card and also provide voting instructions by Internet and/or telephone, EVERCORE will follow your latest instructions. For this purpose, the date on your proxy card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, EVERCORE will follow your latest dated electronic voting instructions.

Failure to Provide Instructions

If you fail to sign, date and return the proxy card or vote by Internet or telephone, EVERCORE will vote shares allocated to your account in its sole discretion.

CONFIDENTIALITY

Your voting instructions to EVERCORE are confidential. EVERCORE will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct EVERCORE to vote in the manner you think is best.

QUESTIONS

If you have any questions about your voting rights under the Plan, the proxy card or the confidentiality of your vote, please contact EVERCORE between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-888-296-2891.

EVERCORE TRUST COMPANY, N.A.

PLAN TRUSTEE

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Lockheed Martin Corporation

Annual Meeting of Stockholders

April 22, 2010 at 10:30 a.m. Central Daylight Time

Lockheed Martin Aeronautics Company

Aeronautics Visitor Center (AVC) 1

1 Lockheed Boulevard

Fort Worth, Texas 76108

Proxy Login Control Number:

<123456789123456>

To: <Shareholder Registration>

Lockheed Martin Corporation’s 2010 Annual Meeting Materials including the 2009 Annual Report and 2010 Proxy Statement are now available online. You may also vote your shares online for the Annual Stockholders Meeting.

To view the Proxy Statement visit:

http:<web link for ps>

To view the Annual Report visit:

http:<web link for ar>

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this email to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Time, April 22, 2010.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S., Canada and Puerto Rico and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message. You will need the Proxy Login Control Number above in this email for voting identification purposes.

Thank you for submitting your very important vote.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.